                                                                    Exhibit 99.2

                       BB&T CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999
                 (Dollars in thousands, except per share data)

                                                          2000         1999
                                                       -----------  -----------
ASSETS
------
Cash and due from banks..............................  $ 1,508,396  $ 1,505,394
Interest-bearing deposits with banks.................       52,529      110,664
Federal funds sold and securities purchased under
 resale agreements or similar arrangements...........      261,156      441,194
Trading securities at market value...................       96,719       93,221
Securities available for sale at market value........   14,220,870   12,678,701
Securities held to maturity at amortized cost (market
 value: $69,727 at December 31, 2000 and $419,691 at
 December 31, 1999)..................................       69,274      426,160
Loans held for sale..................................      846,830      368,121
Loans and leases, net of unearned income.............   40,447,069   36,291,058
  Allowance for loan and lease losses................     (532,203)    (487,339)
                                                       -----------  -----------
    Loans and leases, net............................   39,914,866   35,803,719
                                                       -----------  -----------
Premises and equipment, net..........................      801,833      738,632
Other assets.........................................    3,157,845    2,339,749
                                                       -----------  -----------
    Total assets.....................................  $60,930,318  $54,505,555
                                                       ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Deposits:
  Noninterest-bearing deposits.......................  $ 5,312,128  $ 5,011,557
  Savings and interest checking......................    2,301,042    3,176,559
  Money rate savings.................................   11,318,362    9,789,372
  Other time deposits................................   20,244,866   17,199,014
                                                       -----------  -----------
    Total deposits...................................   39,176,398   35,176,502
                                                       -----------  -----------
Short-term borrowed funds............................    7,012,313    8,222,868
Long-term debt.......................................    8,625,074    6,191,946
Accounts payable and other liabilities...............    1,240,443      760,855
                                                       -----------  -----------
    Total liabilities................................   56,054,228   50,352,171
                                                       -----------  -----------
Shareholders' equity:
  Preferred stock, $5 par, 5,000,000 shares
   authorized, none issued or outstanding............          --           --
  Common stock, $5 par, 1,000,000,000 shares
   authorized; issued and outstanding, 410,352,471 at
   December 31, 2000 and 407,386,925 at December 31,
   1999..............................................    2,051,762    2,036,935
  Additional paid-in capital.........................      426,154      402,379
  Retained earnings..................................    2,305,902    2,044,208
  Loan to employee stock ownership plan, unearned
   income and unvested restricted stock..............       (7,071)     (11,676)
  Accumulated other nonshareholder changes in equity,
   net of deferred income taxes of $69,129 at
   December 31, 2000 and ($191,294) at December 31,
   1999..............................................       99,343     (318,462)
                                                       -----------  -----------
    Total shareholders' equity.......................    4,876,090    4,153,384
                                                       -----------  -----------
    Total liabilities and shareholders' equity.......  $60,930,318  $54,505,555
                                                       ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              For the Years Ended December 31, 2000, 1999 and 1998

                                               2000        1999        1998
                                            ----------  ----------  ----------
                                             (Dollars in thousands, except
                                                    per share data)
Interest Income
  Interest and fees on loans and leases.... $3,550,370  $3,029,258  $2,808,964
  Interest and dividends on securities.....    884,390     826,623     752,384
  Interest on short-term investments.......     23,046      23,395      26,105
                                            ----------  ----------  ----------
    Total interest income..................  4,457,806   3,879,276   3,587,453
                                            ----------  ----------  ----------
Interest Expense...........................
  Interest on deposits.....................  1,521,649   1,235,985   1,223,834
  Interest on short-term borrowed funds....    405,752     322,519     286,374
  Interest on long-term debt...............    460,757     337,971     270,753
                                            ----------  ----------  ----------
    Total interest expense.................  2,388,158   1,896,475   1,780,961
                                            ----------  ----------  ----------
Net Interest Income........................  2,069,648   1,982,801   1,806,492
  Provision for loan and lease losses......    137,131     119,441     116,826
                                            ----------  ----------  ----------
Net Interest Income After Provision for
 Loan and Lease Losses.....................  1,932,517   1,863,360   1,689,666
                                            ----------  ----------  ----------
Noninterest Income
  Service charges on deposits..............    269,307     244,688     219,638
  Mortgage banking income..................    103,365     164,434     127,873
  Trust income.............................     76,690      70,490      55,012
  Investment banking and brokerage fees and
   commissions.............................    162,498     129,248      46,029
  Agency insurance commissions.............    137,737      85,498      57,518
  Other insurance commissions..............     14,246      13,991      13,099
  Bankcard fees and merchant discounts.....     52,668      42,883      36,657
  Other nondeposit fees and commissions....     99,898      79,273      68,418
  Securities (losses) gains, net...........   (219,517)     (5,223)     11,675
  Other income.............................     92,330      68,923      71,600
                                            ----------  ----------  ----------
    Total noninterest income...............    789,222     894,205     707,519
                                            ----------  ----------  ----------
Noninterest Expense
  Personnel expense........................    943,598     860,491     723,812
  Occupancy and equipment expense..........    274,076     255,703     216,889
  Amortization of intangibles and mortgage
   servicing rights........................     80,850      82,185      61,935
  Advertising and public relations
   expense.................................     33,841      34,110      36,569
  Professional services....................     68,673      81,698      73,080
  Other expense............................    412,903     381,590     309,616
                                            ----------  ----------  ----------
    Total noninterest expense..............  1,813,941   1,695,777   1,421,901
                                            ----------  ----------  ----------
Earnings
  Income before income taxes...............    907,798   1,061,788     975,284
  Provision for income taxes...............    279,023     345,785     314,114
                                            ----------  ----------  ----------
    Net income............................. $  628,775  $  716,003  $  661,170
                                            ==========  ==========  ==========
Per Common Share
    Net income:
      Basic................................ $     1.54  $     1.77  $     1.66
                                            ==========  ==========  ==========
      Diluted.............................. $     1.52  $     1.74  $     1.62
                                            ==========  ==========  ==========
    Cash dividends paid by BB&T
     Corporation........................... $      .86  $      .75  $      .66
                                            ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 2000, 1999 and 1998

                                                                          Accumulated
                                                                             Other
                         Shares of               Additional   Retained   Nonshareholder     Total
                          Common       Common     Paid-In     Earnings     Changes in   Shareholders'
                           Stock       Stock      Capital    and Other*      Equity        Equity
                        -----------  ----------  ----------  ----------  -------------- -------------
                                                 (Dollars in thousands)
Balance, December 31,
 1997, as previously
 reported.............. 194,466,237  $  972,331  $ 579,808   $1,931,597    $  66,761     $3,550,497
 Merger with FCNB Corp
  accounted for as a
  pooling-of-
  interests............   3,183,629      15,918     48,366       27,727          --          92,011
                        -----------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1997, restated........ 197,649,866     988,249    628,174    1,959,324       66,761      3,642,508
                        -----------  ----------  ---------   ----------    ---------     ----------
Add (Deduct):
 Nonshareholder
  changes in equity:**
   Net income..........         --          --         --       661,170          --         661,170
     Unrealized holding
      gains arising
      during the
      period...........         --          --         --           --        17,542         17,542
     Less:
      reclassification
      adjustment, net
      of tax of
      $3,936...........         --          --         --           --        (7,279)        (7,279)
                        -----------  ----------  ---------   ----------    ---------     ----------
 Total nonshareholder
  changes in equity....         --          --         --       661,170       10,263        671,433
                        -----------  ----------  ---------   ----------    ---------     ----------
 Common stock issued...  13,740,015      68,701    325,198       (1,345)         --         392,554
 Redemption of common
  stock................  (6,842,363)    (34,212)  (313,449)        (297)         --        (347,958)
 2-for-1 stock split
  effective August 3,
  1998................. 200,095,473   1,000,478   (242,178)    (724,654)                     33,646
 Reconciliation of
  fiscal year of First
  Citizens to calendar
  year.................     (32,732)       (165)      (211)      (1,209)         (16)        (1,601)
 Cash dividends
  declared on common
  stock................         --          --         --      (262,173)         --        (262,173)
 Other, net............         --          --       2,837       (1,462)         --           1,375
                        -----------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1998.................. 404,610,259   2,023,051    400,371    1,629,354       77,008      4,129,784
Add (Deduct):
 Nonshareholder
  changes in equity:**
   Net income..........         --          --         --       716,003          --         716,003
     Unrealized holding
      gains arising
      during the
      period...........         --          --         --           --      (399,458)      (399,458)
     Less:
      reclassification
      adjustment, net
      of tax of
      $22,451..........         --          --         --           --         4,907          4,907
                        -----------  ----------  ---------   ----------    ---------     ----------
 Total nonshareholder
  changes in equity....         --          --         --       716,003     (394,551)       (73,099)
                        -----------  ----------  ---------   ----------    ---------     ----------
 Common stock issued...  13,422,080      67,112    334,433       10,034          --         411,579
 Redemption of common
  stock................ (10,649,502)    (53,248)  (332,425)         --           --        (385,673)
 Reconciliation of
  fiscal year of First
  Liberty to calendar
  year.................       4,088          20        --         1,622         (919)           723
 Cash dividends
  declared on common
  stock................         --          --         --      (315,222)         --        (315,222)
 Other, net............         --          --         --        (9,259)         --          (9,259)
                        -----------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1999.................. 407,386,925   2,036,935    402,379    2,032,532     (318,462)     4,153,384
Add (Deduct):
 Nonshareholder
  changes in equity:**
   Net income..........         --          --         --       628,775          --         628,775
     Unrealized holding
      losses arising
      during the
      period...........         --          --         --           --       286,685        286,685
     Less:
      reclassification
      adjustment, net
      of tax benefit of
      $87,412..........         --          --         --           --       131,120        131,120
                        -----------  ----------  ---------   ----------    ---------     ----------
 Total nonshareholder
  changes in equity....         --          --         --       628,775      417,805      1,046,580
                        -----------  ----------  ---------   ----------    ---------     ----------
 Common stock issued...   9,950,446      49,752    186,275          --           --         236,027
 Redemption of common
  stock................  (6,984,900)    (34,925)  (168,670)         --           --        (203,595)
 Cash dividends
  declared on common
  stock................         --          --         --      (367,062)         --        (367,062)
 Other, net............         --          --       6,170        4,586          --          10,756
                        -----------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 2000.................. 410,352,471  $2,051,762  $ 426,154   $2,298,831    $  99,343     $4,876,090
                        ===========  ==========  =========   ==========    =========     ==========

--------
* Other includes unearned income, a loan to the employee stock ownership plan and unvested restricted stock.
** Comprehensive income as defined by SFAS No. 130.

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2000, 1999 and 1998
                             (Dollars in thousands)

                                             2000         1999         1998
                                          -----------  -----------  -----------
 Cash Flows From Operating Activities:
 Net income.............................  $   628,775  $   716,003  $   661,170
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Provision for loan and lease losses...      137,131      119,441      116,826
  Depreciation of premises and
   equipment............................      104,760      105,100       91,895
  Amortization of intangibles and
   mortgage servicing rights............       80,850       82,185       61,935
  Accretion of negative goodwill........       (6,243)      (6,243)      (6,243)
  Amortization of unearned stock
   compensation.........................        4,605        3,906        1,325
  Discount accretion and premium
   amortization on securities, net......       (5,576)       1,986        5,440
  Net decrease (increase) in trading
   account securities...................       (1,200)     (20,774)       7,456
  Loss (gain) on sales of securities,
   net..................................      219,517        5,223      (11,675)
  Loss (gain) on sales of loans and
   mortgage loan servicing rights,
   net..................................      (14,622)     (27,085)     (36,978)
  Loss (gain) on disposals of premises
   and equipment, net...................        5,832       (5,765)     (15,616)
  Proceeds from sales of loans held for
   sale.................................    2,418,002    4,057,933    5,351,521
  Purchases of loans held for sale......   (1,014,372)    (961,404)  (1,811,810)
  Origination of loans held for sale,
   net of principal collected...........   (1,867,717)  (2,092,998)  (4,152,614)
  Reconciliation of fiscal year of
   merged companies to calendar year....          --         3,216        4,991
  Decrease (increase) in:
   Accrued interest receivable..........     (134,931)     (46,982)     (21,442)
   Other assets.........................     (607,883)    (211,329)     (84,017)
  Increase (decrease) in:
   Accrued interest payable.............       38,826       43,973       15,154
   Accounts payable and other
    liabilities.........................      275,121      112,914       79,244
  Other, net............................       (2,189)      13,828       (6,061)
                                          -----------  -----------  -----------
    Net cash provided by operating
     activities.........................      258,686    1,893,128      250,501
                                          -----------  -----------  -----------
 Cash Flows From Investing Activities:
 Proceeds from sales of securities
  available for sale....................    5,196,953      951,037    1,702,939
 Proceeds from maturities, calls and
  paydowns of securities available for
  sale..................................    1,456,751    3,633,507    3,494,918
 Purchases of securities available for
  sale..................................   (6,275,774)  (5,487,369)  (5,488,035)
 Proceeds from maturities, calls and
  paydowns of securities held to
  maturity..............................       42,982       69,080      230,278
 Purchases of securities held to
  maturity..............................      (10,823)     (35,756)    (164,285)
 Leases made to customers...............     (119,017)    (126,066)     (94,615)
 Principal collected on leases..........       91,791       74,314       65,186
 Loan originations, net of principal
  collected.............................   (4,262,323)  (3,797,844)  (1,859,870)
 Purchases of loans.....................     (381,219)    (364,663)    (341,812)
 Net cash acquired in transactions
  accounted for under the purchase
  method................................      (16,902)     302,032      233,576
 Purchases and originations of mortgage
  servicing rights......................      (53,467)     (79,437)     (86,954)
 Proceeds from disposals of premises
  and equipment.........................        9,773       38,391       27,137
 Purchases of premises and equipment....     (153,217)    (138,986)    (143,716)
 Proceeds from sales of foreclosed
  property..............................       33,290       28,221       28,911
 Proceeds from sales of other real
  estate held for development or sale...        4,502       12,439        4,341
 Other, net.............................       (2,388)         704      (53,591)
                                          -----------  -----------  -----------
    Net cash used in investing
     activities.........................   (4,439,088)  (4,920,396)  (2,445,592)
                                          -----------  -----------  -----------
 Cash Flows From Financing Activities:
 Net increase in deposits...............    3,289,428      229,473    1,408,352
 Net increase (decrease) in short-term
  borrowed funds........................   (1,103,366)   3,015,687     (106,242)
 Proceeds from long-term debt...........    6,576,633    3,188,096    3,476,539
 Repayments of long-term debt...........   (4,312,416)  (2,602,804)  (2,053,611)
 Net proceeds from common stock
  issued................................       40,878       48,968       72,615
 Redemption of common stock.............     (203,595)    (385,673)    (347,958)
 Cash dividends paid on common and
  preferred stock.......................     (342,311)    (296,463)    (251,243)
 Other, net.............................          (20)        (753)      (2,094)
                                          -----------  -----------  -----------
    Net cash provided by financing
     activities.........................    3,945,231    3,196,531    2,196,358
                                          -----------  -----------  -----------
 Net (Decrease) Increase in Cash and
  Cash Equivalents......................     (235,171)     169,263        1,267
 Cash and Cash Equivalents at Beginning
  of Year...............................    2,057,252    1,887,989    1,886,722
                                          -----------  -----------  -----------
 Cash and Cash Equivalents at End of
  Year..................................  $ 1,822,081  $ 2,057,252  $ 1,887,989
                                          ===========  ===========  ===========
 Supplemental Disclosure of Cash Flow
  Information:
 Cash paid during the year for:
  Interest..............................  $ 2,307,387  $ 1,585,394  $ 1,552,917
  Income taxes..........................       59,697      120,550      175,680
 Noncash financing and investing
  activities:
  Transfer of securities from held to
   maturity to available for sale.......      324,734      231,529      114,401
  Transfer of securities from available
   for sale to held to maturity.........          --           --           --
  Transfer of loans to foreclosed
   property.............................       39,382       26,306       27,394
  Transfer of fixed assets to other
   real estate owned....................        4,307        7,405       14,165
  Transfer of other real estate owned
   to fixed assets......................        3,675        1,306          --
  Tax benefit from exercise of stock
   options..............................        6,170       18,129       25,090
  Securitization of mortgage loans......      984,518      304,795      478,768

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the Years Ended December 31, 2000, 1999 and 1998

   BB&T Corporation ("BB&T" or "Parent Company") is a financial holding company organized under the laws of North Carolina. Branch Banking and Trust Company ("BB&T-NC"); Branch Banking and Trust Company of South Carolina ("BB&T-SC"); Branch Banking and Trust Company of Virginia ("BB&T-VA"), (collectively, the "Banks"), Regional Acceptance Corporation ("Regional Acceptance"), and Scott & Stringfellow Financial, Inc., ("Scott & Stringfellow") comprise BB&T's principal direct subsidiaries.

   BB&T is also the parent company for subsidiary banks acquired through the mergers with Hardwick Holding Company, First Banking Company of Southeast Georgia, BankFirst Corporation, FCNB Corp and FirstSpartan Financial Corp. These banks are expected to be merged with and into BB&T-NC, BB&T-SC or BB&T-VA, as appropriate, during 2001. References to the "Banks" herein include these subsidiary banks.

   The accounting and reporting policies of BB&T Corporation and its subsidiaries are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The following is a summary of the more significant policies.

Note A. Summary of Significant Accounting Policies

 Principles of Consolidation

   The consolidated financial statements of BB&T include the accounts of BB&T Corporation and its subsidiaries. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in business combinations accounted for as poolings of interests. The results of operations of companies acquired in transactions accounted for as purchases are included only from the dates of acquisition. (See Note B. in the Notes to Consolidated Financial Statements).

   In certain instances, amounts reported in prior years' consolidated financial statements have been reclassified to conform to statement presentations selected for 2000. Such reclassifications had no effect on previously reported shareholders' equity or net income.

 Nature of Operations

   BB&T is a financial holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations primarily in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky and Washington, D.C. through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's principal banking subsidiaries, BB&T-NC, BB&T-SC and BB&T-VA, provide a wide range of traditional banking services to individuals and businesses. BB&T's loans are primarily to individuals residing in the market areas described above or to businesses located in this geographic area. Subsidiaries of BB&T's commercial banking units offer lease financing to businesses and municipal governments, investment services, including discount brokerage services and a variety of annuities and mutual funds, life insurance, property and casualty insurance on an agency basis, insurance premium financing, loan servicing for financial institutions, asset and portfolio management. The direct nonbank subsidiaries of BB&T provide a variety of financial services including automobile lending, equipment financing, factoring, full-service securities brokerage, investment banking and municipal and corporate finance services.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                       BB&T CORPORATION AND SUBSIDIARIES
liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan and lease losses and deferred tax assets or liabilities.

 Cash and Cash Equivalents

   Cash and cash equivalents include cash and due from banks, interest-bearing bank balances, Federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.

 Securities

   BB&T classifies investment securities as held to maturity, available for sale or trading. Debt securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity, if any, are determined by specific identification and are included in noninterest income.

   Debt securities, which may be sold to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital requirements, or unforeseen changes in market conditions, are classified as available for sale. In addition, all investments in equity securities are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income taxes. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

   Trading account securities are primarily held by Scott & Stringfellow, BB&T's investment banking and full-service brokerage subsidiary. Trading account securities are reported on the Consolidated Balance Sheets at fair value. Market adjustments, fees, and gains or losses earned on trading account securities are included in noninterest income. Interest income on trading account securities is included in other interest income. Gains or losses realized from the sale of trading securities are determined by specific identification and are included in noninterest income.

   During 2000, 1999 and 1998, BB&T transferred securities with amortized costs of $324.7 million, $231.5 million and $114.4 million, respectively, from the held-to-maturity portfolio to the available-for-sale portfolio. These securities were previously classified as held-to-maturity by entities that merged into BB&T under the pooling-of-interests method of accounting. BB&T transferred these amounts pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to conform the combined investment portfolios to BB&T's existing policies.

 Loans Held for Sale

   Loans held for sale are reported at the lower of cost or market value on an aggregate loan portfolio basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Gains and losses on sales of loans are included in noninterest income.

                       BB&T CORPORATION AND SUBSIDIARIES

 Loans and Leases

   Loans and leases that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances adjusted for any deferred fees or costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees, commitment fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate level-yield. Discounts and premiums are amortized to interest income over the estimated life of the loans using methods that approximate level-yield. Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property, leases to municipalities and investments in leveraged lease transactions. Lease receivables are stated at the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

   A loan is impaired when, based on current information and events, it is probable that BB&T will be unable to collect all amounts due according to the contractual terms of the loan agreement. It is BB&T's policy to classify and disclose all commercial loans greater than $300,000 that are on nonaccrual status as impaired loans. Substantially all other loans made by BB&T are excluded from the definition of impaired loans as they are comprised of large groups of smaller balance homogeneous loans (residential mortgage and consumer installment) that are collectively evaluated for impairment. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. When the fair value of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

 Allowance for Loan and Lease Losses

   The allowance for loan and lease losses is the estimated amount considered adequate to cover credit losses inherent in the outstanding loan and lease portfolio at the balance sheet date. The allowance is established through the provision for loan and lease losses, which is reflected in the Consolidated Statements of Income.

   The allowance is composed of general reserves, specific reserves and an unallocated reserve. General reserves for commercial loans are determined by applying loss percentages to the portfolio based on management's evaluation and "risk grading" of the commercial loan portfolio. General reserves are provided for noncommercial loan categories based on a four-year weighted average of actual loss experience, which is applied to the total outstanding loan balance of each loan category. Specific reserves are provided on all commercial loans that are classified in the Special Mention, Substandard or Doubtful risk grades. The specific reserves are determined on a loan-by-loan basis based on management's evaluation of BB&T's exposure for each credit, given the current payment status of the loan and the value of any underlying collateral. Commercial loans for which a specific reserve is provided are excluded from the calculations of general reserves. The allowance calculation also incorporates specific reserves based on the results of measuring impaired loans, as described above.

   The unallocated reserve consists of an amount deemed appropriate to cover the elements of imprecision and estimation risk inherent in the general and specific reserves and an amount determined based on management's evaluation of various conditions that are not directly measured by any other component of the allowance. This evaluation includes general economic and business conditions affecting key lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, the findings of internal credit examiners and results from external bank regulatory examinations.

                       BB&T CORPORATION AND SUBSIDIARIES

   While management uses the best information available to establish the allowance for loan and lease losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or, if required by regulators, based upon information available to them at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

 Nonperforming Assets

   Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Commercial and unsecured consumer loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Mortgage loans and most other types of consumer loans past due 90 days or more may remain on accrual status if management determines that concern over the collectibility of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectibility of principal or interest.

   Assets acquired as a result of foreclosure are carried at the lower of cost or fair value less estimated selling costs. Cost is determined based on the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for loan and lease losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less selling costs, is adjusted with a charge to noninterest expense. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.

 Premises and Equipment

   Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. In addition, purchased software and costs of computer software developed for internal use is capitalized provided certain criteria are met. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is less. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.

 Securities Sold Under Agreements to Repurchase

   Securities sold under agreements to repurchase, which are classified as secured short-term borrowed funds, generally mature within one year from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. BB&T may be required to provide additional collateral based on the fair value of the underlying securities.

                       BB&T CORPORATION AND SUBSIDIARIES

 Income Taxes

   The provision for income taxes is based upon income for financial statement purposes, adjusted for nontaxable income and nondeductible expenses. Deferred income taxes have been provided when different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences attributable to differences arising from the financial statement carrying values of assets and liabilities and their tax bases. In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with effects included in the income tax provision. BB&T and its subsidiaries file a consolidated Federal income tax return. Each subsidiary pays its proportional share of Federal income taxes to BB&T based on its taxable income. Institutions acquired during the current fiscal year file separate Federal income tax returns for the periods prior to consummation of the acquisitions.

 Derivatives and Off-Balance Sheet Instruments

   BB&T utilizes a variety of derivative financial instruments to manage various financial risks. These instruments include financial forward and futures contracts, options written and purchased, interest rate caps and floors and interest rate swaps. Management accounts for these financial instruments as hedges when the following conditions are met: (1) the specific assets, liabilities, firm commitments or anticipated transactions (or an identifiable group of essentially similar items) to be hedged expose BB&T to interest rate risk or price risk; (2) the financial instrument reduces that exposure; (3) the financial instrument is designated as a hedge at inception; and (4) at the inception of the hedge and throughout the hedge period, there is a high correlation of changes in the fair value or the net interest income associated with the financial instrument and the hedged items.

   The net interest payable or receivable on interest rate swaps, caps and floors that are designated as hedges is accrued and recognized as an adjustment to the interest income or expense of the related asset or liability. For interest rate forwards, futures and options qualifying as a hedge, gains and losses are deferred and are recognized in income as an adjustment of yield. Gains and losses from early terminations of derivatives are deferred and amortized as yield adjustments over the shorter of the remaining term of the hedged asset or liability or the remaining term of the derivative instrument. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any gains or losses are recognized in income. Derivative financial instruments that fail to qualify as a hedge are carried at fair value with gains and losses recognized in current earnings.

   BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale securities portfolio in order to enhance returns. Fees received are deferred and recognized in noninterest income upon exercise or expiration. Written options are carried at estimated fair value. Unrealized and realized gains and losses on written call options are included in the Consolidated Statements of Income as securities gains and losses.

   BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage loan inventory and applications and mortgage loans in process against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. Net unrealized gains and losses on purchased put options and net purchased put options are included with loans held for sale at the lower of cost or market on an aggregate basis. Realized gains and losses on purchased put options and net purchased put options are included in mortgage banking income.

                       BB&T CORPORATION AND SUBSIDIARIES

 Per Share Data

   Basic net income per common share has been computed by dividing net income applicable to common shares by the weighted average number of shares of common stock outstanding during the years presented. Diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt where applicable, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding. Restricted stock grants are considered as issued for purposes of calculating net income per share. See Note
R. in the "Notes to Consolidated Financial Statements for the calculation of basic and diluted earnings per share.

   On June 23, 1998, BB&T's Board of Directors approved a 2-for-1 stock split in the Corporation's common stock effected in the form of a 100% stock dividend paid August 3, 1998. All per share amounts presented herein and the weighted average shares reflected above have been restated as appropriate to retroactively reflect the stock split.

 Intangible Assets

   Intangible assets consist of the cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid for acquisitions of core deposits (core deposit intangibles) and other identifiable intangible assets. Such assets are included in other assets in the "Consolidated Balance Sheets," and are being amortized on straight-line or accelerated bases over periods ranging from 5 to 25 years.

   At December 31, 2000, BB&T had $750.8 million in unamortized goodwill and $15.9 million in unamortized core deposit and other intangibles. Negative goodwill is created when the fair value of the net assets purchased exceeds the purchase price. Such balances are included in other liabilities in the "Consolidated Balance Sheets" and are being amortized over periods ranging from 10 to 15 years. At December 31, 2000, BB&T had unamortized negative goodwill totaling $14.3 million.

 Mortgage Servicing Rights

   The carrying value of purchased and internally originated mortgage servicing rights are included as other assets in the "Consolidated Balance Sheets". The cost of purchased mortgage servicing rights and the cost allocated to internally originated mortgage servicing rights are capitalized and amortized over the estimated lives of the loans to which they relate. BB&T periodically assesses the capitalized mortgage servicing rights for impairment based on the fair value of those rights. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Impairment is recognized through a valuation allowance established through a charge to mortgage banking income. At December 31, 2000, BB&T had capitalized mortgage servicing rights totaling $237.9 million reflected in other assets. Income from mortgage servicing fees is reflected as mortgage banking income on the "Consolidated Statements of Income."

 Loan Securitizations

   BB&T periodically transfers mortgage loans from the loan portfolio to securities available for sale by securitizing the mortgage loans in the secondary mortgage market. Following the transfers, the securities are reported at estimated fair value based on quoted market prices, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income taxes. Since the transfers are not considered a sale, no gain or loss is recorded in conjunction with the transfers of the loans. BB&T also securitizes and sells loans to third party investors, while retaining the mortgage servicing on the loans sold. Gains or losses incurred on the loans sold are reflected in mortgage banking income.

                       BB&T CORPORATION AND SUBSIDIARIES

 Changes in Accounting Principles and Effects of New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to be offset by related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June of 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends SFAS No. 133. SFAS No. 138 addresses a limited number of issues related to the implementation of SFAS No. 133. The fair value of BB&T's derivative financial instruments was not reflected on the balance sheet as of December 31, 2000. BB&T adopted the provisions of SFAS No. 133, as amended, effective January 1, 2001, as required by the FASB. On that date, BB&T reassessed and designated derivative instruments used for risk management as fair value hedges, cash flow hedges and derivatives not qualifying for hedge accounting treatment, as appropriate. On January 1, 2001, BB&T had derivatives with a notional value of $ 1.8 billion. In conjunction with the adoption of SFAS No. 133, BB&T recorded a transition adjustment of $7.9 million, after taxes, to accumulated other nonshareholder changes in equity on January 1, 2001. There was no material impact on net income at the date of adoption. Substantially all of the transition adjustment will be reversed into net income during 2001. The transition adjustment is based on the interpretive guidance issued thus far by the FASB. However, the FASB continues to issue guidance that could affect BB&T's application of the statement and require adjustments to the transition amount.

   In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. The statements provide accounting and reporting standards for such transactions based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Certain disclosure requirements of the statement were effective immediately and have been adopted by BB&T. Other portions become effective for transactions occurring after March 31, 2001. The adoption of the continuing provisions of SFAS No. 125 did not have a material impact on BB&T's consolidated financial position or consolidated results of operations. Management does not anticipate that the adoption of the new provisions of SFAS No. 140 will have a material impact on BB&T's consolidated financial position or consolidated results of operations. See Note G. in the "Notes to Consolidated Financial Statements" for disclosures relating to SFAS No. 140.

                       BB&T CORPORATION AND SUBSIDIARIES

 Supplemental Disclosures of Cash Flow Information

   As referenced in the "Consolidated Statements of Cash Flows," BB&T acquired assets and assumed liabilities in transactions accounted for as purchases. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:

                                                 2000       1999       1998
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
     Fair Value of Net Assets acquired.......  $  92,542  $ 141,285  $ 116,701
     Purchase Price..........................   (168,678)  (330,820)  (310,618)
                                               ---------  ---------  ---------
     Excess of Purchase Price over Net Assets
      Acquired...............................  $ (76,136) $(189,535) $(193,917)
                                               =========  =========  =========

 Income and Expense Recognition

   Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts that are recognized when received or paid.

                       BB&T CORPORATION AND SUBSIDIARIES

Note B. Mergers and Acquisitions

   The following table presents summary information with respect to mergers and acquisitions of financial institutions completed during the last three years:

                 Summary of Completed Mergers and Acquisitions

                                                                                                                       Goodwill
    Date of                                                                     Total      Accounting    Goodwill    Amortization
  Acquisition             Acquired Institution             Headquarters         Assets       Method      Recorded       Period
  -----------     ------------------------------------ -------------------- -------------- ---------- -------------- ------------
December 27,
 2000             BankFirst Corporation                    Knoxville, Tenn. $929.5 million  Purchase  $ 71.0 million   15 Years
November 15,
 2000             Edgar M. Norris & Co.                    Greenville, S.C.    3.7 million  Purchase             N/A        N/A
September 29,
 2000             Laureate Capital Corp.                    Charlotte, N.C.   13.8 million  Purchase             N/A        N/A
July 6, 2000      One Valley Bancorp, Inc.                Charleston, W.Va.    6.4 billion   Pooling             N/A        N/A
June 15, 2000     First Banking Company of
                   Southeast Georgia                        Statesboro, Ga.  420.0 million   Pooling             N/A        N/A
June 13, 2000     Hardwick Holding Company                      Dalton, Ga.  507.2 million   Pooling             N/A        N/A
January 13, 2000  Premier Bancshares, Inc.                     Atlanta, Ga.    2.0 billion   Pooling             N/A        N/A
                  BB&T Common
                     Shares
                   Issued to
    Date of         Complete
  Acquisition     Transaction
  -----------     ------------
December 27,
 2000              5.3 million
November 15,
 2000                      N/A
September 29,
 2000                      N/A
July 6, 2000      43.1 million
June 15, 2000
                   4.1 million
June 13, 2000      3.9 million
January 13, 2000  16.8 million

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

November 10,
 1999             First Liberty Financial Corp.                  Macon, Ga. $  1.7 billion   Pooling  $          N/A        N/A
August 27, 1999   Matewan BancShares, Inc.                Williamson, W.Va.  734.7 million  Purchase    92.8 million   15 Years
July 14, 1999     Mason-Dixon Bancshares, Inc.             Westminster, Md.    1.2 billion   Pooling             N/A        N/A
July 9, 1999      First Citizens Corporation                    Newnan, Ga.  417.8 million   Pooling             N/A        N/A
March 26, 1999    Scott & Stringfellow Financial, Inc.        Richmond, Va.  262.1 million  Purchase    72.8 million   15 Years
March 5, 1999     MainStreet Financial Corporation        Martinsville, Va.    2.0 billion   Pooling             N/A        N/A
November 10,
 1999             12.4 million
August 27, 1999    3.2 million
July 14, 1999      6.6 million
July 9, 1999       3.2 million
March 26, 1999     3.6 million
March 5, 1999     16.8 million

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

September 30,
 1998             Maryland Federal Bancorp, Inc.           Hyattsville, Md. $  1.3 billion  Purchase  $158.8 million   15 Years
July 1, 1998      Franklin Bancorporation Inc.             Washington, D.C.  674.9 million   Pooling             N/A        N/A
June 30, 1998     W.E. Stanley & Company Inc.              Greensboro, N.C.   12.2 million  Purchase    10.3 million   15 Years
June 18, 1998     Dealers' Credit Inc.                 Menomonee Falls, Wi.   41.3 million  Purchase     9.5 million   15 Years
March 1, 1998     Life Bancorp, Inc.                           Norfolk, Va.    1.5 billion   Pooling             N/A        N/A
September 30,
 1998              8.7 million
July 1, 1998       4.9 million
June 30, 1998          174,000
June 18, 1998          115,000
March 1, 1998     11.6 million

--------
N/A--Not applicable or undisclosed terms.

   The table above does not include mergers and acquisitions made by any acquired companies.

   Through April 30, 2001, BB&T had acquired two insurance agencies during the year that were accounted for as purchases. In conjunction with these two transactions, BB&T issued approximately 229,000 shares of common stock and recorded $7.7 million in goodwill, which is being amortized using the straight-line method over 15 years. During 2000, BB&T acquired six insurance agencies, which were accounted for as purchases. In conjunction with these transactions, BB&T issued 1.4 million shares of common stock and recorded $38.9 million in goodwill, which is being amortized using the straight-line method over 15 years. During 1999, BB&T acquired eleven insurance agencies and the book of business from another agency. These acquisitions were accounted for as purchases. In conjunction with the 1999 transactions, BB&T issued a total of
1.5 million shares of common stock and recorded $52.8 million of goodwill, which is being amortized using the straight-line method over 15 years. During 1998, BB&T acquired four insurance agencies and the book of business of another agency. These acquisitions were accounted for as purchases. In conjunction with the 1998 transactions, BB&T issued approximately 475,000 shares of common stock and recorded $17.5 million of goodwill, which is being amortized using the straight-line method over 15 years.

   For acquisitions accounted for as purchases, the financial information contained herein includes data relevant to the acquirees since the date of acquisition. For acquisitions accounted for as poolings of interests, the financial information contained herein has been restated to include the accounts of the merged institutions for all periods

                       BB&T CORPORATION AND SUBSIDIARIES
presented. BB&T typically provides an allocation period, not to exceed one year, to identify and quantify the assets acquired and liabilities assumed in business combinations accounted for as purchases. Management currently does not anticipate any material adjustments to the assigned values of the assets and liabilities of acquired companies.

   The following unaudited presentation reflects selected information from the "Consolidated Income Statements" on a Pro Forma basis as if the purchase transactions listed in the table above had been acquired as of the beginning of the years presented:

                                                            For the Years Ended
                                                           ---------------------
                                                              2000       1999
                                                           ---------- ----------
                                                                (Dollars in
                                                           thousands, except per
                                                                share data)
     Total revenues....................................... $2,853,570 $2,896,815
                                                           ========== ==========
     Net income........................................... $  609,670 $  707,286
                                                           ========== ==========
     Basic EPS............................................ $     1.53 $     1.79
                                                           ========== ==========
     Diluted EPS.......................................... $     1.51 $     1.76
                                                           ========== ==========

   The following presentation reflects key line items on an historical basis for BB&T and FCNB, and on a pro forma combined basis assuming the merger was effective as of and for the periods presented.

                                              Historical Basis
                                           ----------------------    BB&T
                                              BB&T        FCNB     restated
                                           ----------- ---------- -----------
                                           (Dollars in thousands, except per
                                                      share data)
     As of / For the Year Ended
      December 31, 2000
     --------------------------
     Net interest income.................. $ 2,017,628 $   52,020 $ 2,069,648
     Net income...........................     626,442      2,333     628,775
     Net earnings per share
       Basic..............................        1.57        .20        1.54
       Diluted............................        1.55        .19        1.52
     Assets...............................  59,340,228  1,590,090  60,930,318
     Deposits.............................  38,014,501  1,161,897  39,176,398
     Shareholders' equity.................   4,785,925     90,165   4,876,090

     As of / For the Year Ended
      December 31, 1999
     --------------------------
     Net interest income.................. $ 1,932,948 $   49,853 $ 1,982,801
     Net income...........................     705,574     10,429     716,003
     Net earnings per share
       Basic..............................        1.78        .89        1.77
       Diluted............................        1.75        .87        1.74
     Assets...............................  52,999,759  1,505,796  54,505,555
     Deposits.............................  34,147,643  1,028,859  35,176,502
     Shareholders' equity.................   4,063,619     89,765   4,153,384

                       BB&T CORPORATION AND SUBSIDIARIES

 Mergers Pending at December 31, 2000

   On July 27, 2000, BB&T announced plans to acquire FCNB Corp. ("FCNB") of Frederick, Maryland. FCNB had $1.6 billion in assets and operated 34 banking offices primarily in Frederick and Montgomery counties in central Maryland. The transaction, which was accounted for as a pooling of interests, was consummated on January 8, 2001. BB&T issued 8.7 million shares of common stock in exchange for all of the outstanding common shares of FCNB. The financial statements presented herein have been restated to reflect the accounts of FCNB.

   On September 6, 2000, BB&T announced plans to acquire FirstSpartan Financial Corp. ("FirstSpartan") of Spartanburg, South Carolina. FirstSpartan had $591 million in assets and operated eleven banking offices in Spartanburg and Greenville counties. The transaction, which was accounted for as a purchase, was consummated on March 2, 2001. BB&T issued 3.8 million shares of common stock in exchange for all of the outstanding common shares of FirstSpartan. BB&T recorded goodwill totaling $42.0 million in connection with this acquisition, which is being amortized using the straight-line method over 15 years.

   On December 5, 2000, BB&T announced plans to merge with Century South Banks Inc. ("Century South") of Alpharetta, Georgia. Century South has $1.6 billion in assets and operates 40 banking offices in Georgia, North Carolina, Tennessee, and Alabama. Shareholders of Century South will receive .93 shares of BB&T common stock in exchange for each share of Century South common stock held. The transaction, which is expected to be accounted for as a pooling of interests, is planned for completion in the second quarter of 2001.

   On January 24, 2001, BB&T announced plans to acquire Virginia Capital Bancshares Inc. ("VCAP") of Fredericksburg, Virginia. VCAP has $532.7 million in assets and operates four banking offices in the Washington-Baltimore combined metropolitan statistical area. Shareholders of VCAP will receive between .4958 and .6060 shares of BB&T common stock depending on a pricing period prior to the VCAP shareholders' meeting to vote on the proposed merger. The transaction, which is expected to be accounted for as a purchase, is planned for completion in the second quarter of 2001.

   On January 24, 2001, BB&T announced plans to merge with F&M National Corporation ("F&M") of Winchester, Virginia. F&M has $4 billion in assets and operates 163 banking offices, 13 mortgage banking offices, three trust offices, and six insurance offices. Shareholders of F&M will receive 1.09 shares of BB&T common stock in exchange for each share of F&M common stock held. The transaction, which is expected to be accounted for as a pooling of interests, is planned for completion in the third quarter of 2001.

                       BB&T CORPORATION AND SUBSIDIARIES

Note C. Securities

   The amortized costs and approximate fair values of securities held to maturity and available for sale were as follows:

                                      December 31, 2000                        December 31, 1999
                          ----------------------------------------- ----------------------------------------
                                      Gross Unrealized                          Gross Unrealized
                           Amortized  -----------------  Estimated   Amortized  ----------------  Estimated
                             Cost      Gains    Losses  Fair Value     Cost      Gains   Losses  Fair Value
                          ----------- -------- -------- ----------- ----------- ------- -------- -----------
                                                        (Dollars in thousands)
Securities held to
 maturity:
 U.S. Treasury,
  government and agency
  obligations...........  $    33,739 $    --  $     35 $    33,704 $    34,184 $     4 $     47 $    34,141
 Mortgage-backed
  securities............          --       --       --          --        5,209       2       89       5,122
 States and political
  subdivisions..........       35,535      488      --       36,023     384,876   2,758    9,097     378,537
 Other securities.......          --       --       --          --        1,891     --       --        1,891
                          ----------- -------- -------- ----------- ----------- ------- -------- -----------
   Total securities held
    to maturity.........       69,274      488       35      69,727     426,160   2,764    9,233     419,691
                          ----------- -------- -------- ----------- ----------- ------- -------- -----------
Securities available for
 sale:
 U.S. Treasury,
  government and agency
  obligations...........    8,693,920  254,645    7,738   8,940,827   5,957,369   1,810  182,345   5,776,834
 Mortgage-backed
  securities............    2,736,143   26,535    2,202   2,760,476   4,514,579   5,157  128,784   4,390,952
 States and political
  subdivisions..........      959,002   11,148    7,208     962,942     644,007   8,692   32,325     620,374
 Equity and other
  securities............    1,658,101      105  101,582   1,556,625   2,072,211   1,930  183,600   1,890,541
                          ----------- -------- -------- ----------- ----------- ------- -------- -----------
   Total securities
    available for sale..   14,047,166  292,433  118,730  14,220,870  13,188,166  17,589  527,054  12,678,701
                          ----------- -------- -------- ----------- ----------- ------- -------- -----------
   Total securities.....  $14,116,440 $292,921 $118,765 $14,290,597 $13,614,326 $20,353 $536,287 $13,098,392
                          =========== ======== ======== =========== =========== ======= ======== ===========

   Securities with a book value of approximately $7.4 billion and $6.9 billion at December 31, 2000 and 1999, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, and for other purposes as required by law.

   At December 31, 2000 and 1999, there were no concentrations of investments in obligations of states and political subdivisions that were payable from the same taxing authority or secured by the same revenue source that exceeded ten percent of shareholders' equity. Trading securities totaling $96.7 million at December 31, 2000 and $93.2 million at December 31, 1999 are excluded from the accompanying tables.

   Proceeds from sales of securities during 2000, 1999 and 1998 were $5.2 billion, $951.0 million and $1.7 billion, respectively. Gross gains of $6.5 million, $5.2 million and $17.7 million and gross losses of $226.0 million, $10.4 million and $6.0 million were realized on those sales in 2000, 1999 and 1998, respectively.

                       BB&T CORPORATION AND SUBSIDIARIES

   The amortized cost and estimated fair value of the securities portfolio at December 31, 2000, by contractual maturity, are shown in the accompanying table. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted average contractual maturities of underlying collateral.

                                                 December 31, 2000
                                    -------------------------------------------
                                     Held to Maturity     Available for Sale
                                    ------------------- -----------------------
                                              Estimated              Estimated
                                    Amortized   Fair     Amortized     Fair
                                      Cost      Value      Cost        Value
                                    --------- --------- ----------- -----------
                                              (Dollars in thousands)
Debt Securities:
  Due in one year or less..........  $27,652   $27,637  $   327,561 $   333,065
  Due after one year through five
   years...........................   37,592    37,904    5,147,857   5,291,841
  Due after five years through ten
   years...........................    3,667     3,811    4,346,456   4,458,906
  Due after ten years..............      363       375    2,783,387   2,784,052
                                     -------   -------  ----------- -----------
    Total debt securities..........  $69,274   $69,727  $12,605,261 $12,867,864
                                     =======   =======  =========== ===========

Note D. Loans and Leases

   Loans and leases were composed of the following:

                                        December 31,
                                   ------------------------
                                      2000         1999
                                   -----------  -----------
                                   (Dollars in thousands)
   Loans:
     Commercial, financial and
      agricultural...............  $ 6,053,750  $ 5,542,420
     Lease receivables...........    4,453,598    2,606,002
     Real estate--construction
      and land development.......    3,932,726    3,947,389
     Real estate--mortgage.......   23,020,980   20,767,336
     Consumer....................    5,464,512    4,673,287
                                   -----------  -----------
       Loans and leases held for
        investment...............   42,925,566   37,536,434
         Less: unearned income...   (2,478,497)  (1,245,376)
                                   -----------  -----------
         Loans and leases, net of
          unearned income........  $40,447,069  $36,291,058
                                   ===========  ===========

   The net investment in direct financing leases was $2.1 billion and $1.5 billion at December 31, 2000 and 1999, respectively. BB&T had loans held for sale at December 31, 2000 and 1999 totaling $846.8 million and $368.1 million, respectively.

   BB&T had $27.8 billion in loans secured by real estate at December 31, 2000. However, these loans were not concentrated in any specific market or geographic area other than the Banks' primary markets.

                       BB&T CORPORATION AND SUBSIDIARIES

   The following table sets forth certain information regarding BB&T's impaired loans as defined under SFAS No. 114.

                                                               December 31,
                                                              ----------------
                                                               2000     1999
                                                              -------  -------
                                                                (Dollars in
                                                                thousands)
   Total recorded investment--impaired loans................  $47,280  $49,712
                                                              -------  -------
   Total recorded investment with related valuation
    allowance...............................................   43,859   46,025
   Valuation allowance assigned to impaired loans...........   (6,730) (10,311)
                                                              -------  -------
     Net carrying value--impaired loans.....................  $37,129  $35,714
                                                              =======  =======
   Average balance of impaired loans........................  $34,720  $47,524
                                                              =======  =======
   Cash basis interest income recognized on impaired loans..  $    41  $   991
                                                              =======  =======

   The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 2000. All amounts shown represent loans made by BB&T's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons.

                                                          (Dollars in thousands)
                                                          ----------------------
   Balance, December 31, 1999............................       $ 350,833
     Additions...........................................          79,765
     Reductions..........................................        (228,590)
                                                                ---------
   Balance, December 31, 2000............................       $ 202,008
                                                                =========

Note E. Allowance for Loan and Lease Losses

   An analysis of the allowance for loan and lease losses is presented in the following table:

                                For the Years Ended December
                                             31,
                                -------------------------------
                                  2000       1999       1998
                                ---------  ---------  ---------
                                   (Dollars in thousands)
   Beginning Balance........... $ 487,339  $ 450,578  $ 396,478
     Allowances of purchased
      companies................    12,934     10,697     25,151
     Provision for losses
      charged to expense.......   137,131    119,441    116,826
     Loans and leases charged-
      off......................  (141,148)  (126,318)  (116,662)
     Recoveries of previous
      charge-offs..............    35,947     32,941     28,785
                                ---------  ---------  ---------
       Net loans and leases
        charged-off............  (105,201)   (93,377)   (87,877)
                                ---------  ---------  ---------
   Ending Balance.............. $ 532,203  $ 487,339  $ 450,578
                                =========  =========  =========

   At December 31, 2000, 1999 and 1998, loans not currently accruing interest totaled $156.3 million, $129.6 million and $127.0 million, respectively. Loans 90 days or more past due and still accruing interest totaled $73.7 million, $60.6 million and $64.9 million, at December 31, 2000, 1999 and 1998, respectively. The gross interest income that would have been earned during 2000 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $13.1 million. Foreclosed property totaled $44.4 million, $32.9 million and $39.1 million at December 31, 2000, 1999 and 1998, respectively.

                       BB&T CORPORATION AND SUBSIDIARIES

Note F. Premises and Equipment

   A summary of premises and equipment is presented in the accompanying table:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
   Land and land improvements............................ $  154,907 $  144,467
   Buildings and building improvements...................    644,370    576,342
   Furniture and equipment...............................    585,263    581,790
   Capitalized leases on premises and equipment..........      3,943      3,945
                                                          ---------- ----------
                                                           1,388,483  1,306,544
   Less--accumulated depreciation and amortization.......    586,650    567,912
                                                          ---------- ----------
     Net premises and equipment.......................... $  801,833 $  738,632
                                                          ========== ==========

   Depreciation expense, which is included in occupancy and equipment expense, was $104.8 million, $105.1 million and $91.9 million in 2000, 1999 and 1998, respectively.

   BB&T has noncancelable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $60.3 million, $66.2 million and $45.6 million for 2000, 1999 and 1998, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 2000 are as follows:

                                                                Leases
                                                         ---------------------
                                                         Operating Capitalized
                                                         --------- -----------
                                                              (Dollars in
                                                              thousands)
   Years ended December 31:
     2001............................................... $ 45,682    $  381
     2002...............................................   39,815       381
     2003...............................................   35,418       347
     2004...............................................   32,629       289
     2005...............................................   28,618       278
     2006 and later.....................................  124,623     2,355
                                                         --------    ------
   Total minimum lease payments......................... $306,785     4,031
                                                         ========
   Less--amount representing interest...................              1,797
                                                                     ------
   Present value of net minimum payments on capitalized
    leases (Note I).....................................             $2,234
                                                                     ======

                       BB&T CORPORATION AND SUBSIDIARIES

Note G. Loan Servicing

   The following is an analysis of capitalized mortgage servicing rights included in other assets in the Consolidated Balance Sheets:

                                                      Capitalized Mortgage
                                                        Servicing Rights
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  --------  --------
                                                     (Dollars in thousands)
   Balance, January 1,............................ $189,809  $119,613  $ 79,250
     Servicing rights capitalized.................   53,467    79,437    86,954
     Acquired in purchase transactions............   12,153       --        --
     Servicing rights sold........................      --        --     (1,118)
     Amortization expense.........................  (18,733)  (28,730)  (28,042)
     Change in valuation allowance................    1,194    19,489   (17,431)
                                                   --------  --------  --------
   Balance, December 31,.......................... $237,890  $189,809  $119,613
                                                   ========  ========  ========

   Capitalized mortgage servicing rights are being amortized on a disaggregated loan basis using an accelerated method over the estimated life of the underlying loans. The servicing rights portfolio is analyzed each quarter to identify possible impairment using a disaggregated discounted cash flow methodology that is stratified by predominant risk characteristics. These characteristics include stratification based on type of loan, maturity of loan and interest rates in intervals of 150 basis points, except at December 31, 2000, when the interval was expanded to 200 basis points. Following is an analysis of the aggregate changes in the valuation allowance for mortgage servicing rights in 2000, 1999 and 1998 including the effects of related hedging instruments:

                                                     Valuation Allowance for
                                                        Mortgage Servicing
                                                              Rights
                                                     --------------------------
                                                      2000      1999     1998
                                                     -------  --------  -------
                                                      (Dollars in thousands)
   Balance, January 1,.............................. $ 1,542  $ 21,031  $ 3,600
     Additions......................................     107       462   17,704
     Reductions.....................................  (1,301)  (19,951)    (273)
                                                     -------  --------  -------
   Balance, December 31,............................ $   348  $  1,542  $21,031
                                                     =======  ========  =======

   Mortgage loans serviced for others are not included in loans on the accompanying Consolidated Balance Sheets. The unpaid principal balances of mortgage loans serviced for others were $15.8 billion and $15.3 billion at December 31, 2000 and 1999, respectively.

   During 2000, BB&T securitized and sold $2.4 billion of fixed rate mortgage loans and recognized a pretax loss of $5.4 million, which was recorded in noninterest income. BB&T retained the related mortgage servicing rights and receives annual servicing fees approximating .25% of the outstanding balance of the mortgage loans. The investors in the resulting securities have no recourse against BB&T for any failure of the loans underlying the securities.

   BB&T uses assumptions and estimates in determining the fair value of capitalized mortgage servicing rights. These assumptions include prepayment speeds, net charge-off experience and discount rates commensurate with the risks involved.

                       BB&T CORPORATION AND SUBSIDIARIES

   At December 31, 2000, the sensitivity of the current fair value of the capitalized mortgage servicing rights to immediate 25% and 50% adverse changes in key economic assumptions are included in the accompanying table.

                                                          Key Assumptions in the
                                                          Valuation of Mortgage
                                                             Servicing Rights
                                                          ----------------------
                                                          (Dollars in thousands)
   Fair Value of Mortgage Servicing Rights
     Retained in Loan Sale Transactions..................       $ 222,135
                                                                =========
   Weighted Average Life.................................            10.0 yrs
                                                                =========
   Prepayment Speed......................................            18.0 %
     Effect on fair value of a 25%
      increase...........................................       $ (20,016)
     Effect on fair value of a 50%
      increase...........................................         (36,211)
   Expected credit losses................................             0.4 %
     Effect on fair value of a 25%
      increase...........................................          $ (718)
     Effect on fair value of a 50%
      increase...........................................          (1,435)
   Discount Rate.........................................            8.00 %
     Effect on fair value of a 25%
      increase...........................................       $ (15,179)
     Effect on fair value of a 50%
      increase...........................................         (28,248)

   The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. As the figures indicate, changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of an adverse variation in a particular assumption on the fair value of the mortgage servicing rights is calculated without changing any other assumption; while in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the effect of the change.

   The following table includes a summary of mortgage loans outstanding, the portion securitized and derecognized during the periods presented and related delinquencies and net charge-offs.

                                                            2000       1999
                                                         ---------- ----------
                                                              (Dollars in
                                                              thousands)
   Mortgage Loans Managed or Securitized*............... $9,038,790 $8,583,245
     Less: Loans Securitized and Transferred to
      Securities Available for Sale.....................  1,032,546    695,432
     Less: Loans Held for Sale..........................    846,830    368,121
                                                         ---------- ----------
   Mortgage Loans Held for Investment................... $7,159,414 $7,519,692
                                                         ========== ==========
   Mortgage Loans on Nonaccrual Status.................. $   37,642 $   37,954
   Mortgage Loans Past Due 90 Days and Still Accruing...     27,867     23,119
   Mortgage Loan Net Charge-offs........................      1,623      4,272

--------
* Mortgage loans managed or securitized include loans in which BB&T retains only the related servicing rights. Balances exclude loans serviced for others.

                       BB&T CORPORATION AND SUBSIDIARIES

Note H. Short-Term Borrowed Funds

   Short-term borrowed funds are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
   Federal funds purchased............................... $1,394,755 $  304,793
   Securities sold under agreements to repurchase........  2,650,877  2,699,874
   Master notes..........................................    709,747    698,704
   U.S. Treasury tax and loan deposit notes payable......    214,858  1,252,469
   Short-term Federal Home Loan Bank advances............     44,331    652,657
   Short-term bank notes.................................  1,890,000  1,645,000
   Other short-term borrowed funds.......................    107,745    969,371
                                                          ---------- ----------
     Total short-term borrowed funds..................... $7,012,313 $8,222,868
                                                          ========== ==========

   Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Term Federal funds purchased are identical to Federal funds; however, maturities vary and are greater than one day. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of BB&T (variable rate commercial paper). Short-term Federal Home Loan Bank advances generally mature daily. Short-term bank notes are unsecured borrowings issued by the banking subsidiaries that generally mature in less than one year.

   A summary of selected data related to short-term borrowed funds follows:

                                                As of/For the Year Ended
                                                      December 31,
                                            ----------------------------------
                                               2000        1999        1998
                                            ----------  ----------  ----------
                                                 (Dollars in thousands)
   Maximum outstanding at any month-end.... $8,500,544  $8,450,443  $7,214,982
   Balance outstanding at end of year......  7,012,313   8,222,868   5,158,570
   Average outstanding during the year.....  6,755,085   6,579,973   5,501,883
   Average interest rate during the year...       6.01%       4.90%       5.21%
   Average interest rate at end of year....       6.11        4.31        4.83

                       BB&T CORPORATION AND SUBSIDIARIES

Note I. Long-Term Debt

   Long-term debt is summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
Capitalized leases, varying maturities to 2028 with
 rates from 8.11% to 12.65%. Balance represents the
 unamortized amounts due on leases of various
 facilities. ...........................................  $    2,234 $    2,535
Medium-term bank notes, unsecured, varying maturities to
 2002 with variable rates from 5.70% to 7.05%. .........   1,201,996    969,945
Advances from Federal Home Loan Bank, varying maturities
 to 2019 with rates from 1.00% to 8.51%. ...............   6,400,672  4,193,354
Subordinated Notes, unsecured, dated May 21, 1996, June
 3, 1997 and June 30, 1998(1); maturing May 23, 2003,
 June 15, 2007 and June 30, 2025; with interest rates of
 7.05%, 7.25% and 6.375%, respectively.(2) .............     856,072    857,272
CMO Bonds, secured by investments, dated 1985, callable
 July 1, 2001, with an interest rate of 11.25%. ........       5,703      8,128
Corporation-obligated mandatorily redeemable capital
 securities, dated July 16, 1997, maturing June 15,
 2027, with interest at 10.07%; November 19, 1997,
 maturing November 19, 2027, with interest at 8.90%; and
 November 13, 1997, maturing December 31, 2027, with
 interest at 9.00%; April 22, 1998, maturing June 15,
 2028, with interest at 8.40%; and July 13, 1998,
 maturing July 13, 2028, with interest at 8.25%.(3) ....     155,000    158,237
Other mortgage indebtedness.............................       3,397      2,475
                                                          ---------- ----------
  Total long-term debt..................................  $8,625,074 $6,191,946
                                                          ========== ==========

   Excluding the capitalized leases set forth in Note F., future debt maturities are $492.3 million, $816.9 million, $366.7 million, $247.0 million and $383.9 million for the next five years. The maturities for 2006 and later years total $6.3 billion.

(1) The $350 million in subordinated debt, issued June 30, 1998, is mandatorily puttable to BB&T on June 30, 2005, and contains a remarketing option that allows the debt to be reissued by the holder of the option to the stated maturity of June 30, 2025.
(2) Subordinated notes qualify under the risk-based capital guidelines as Tier 2 supplementary capital.
(3) Securities qualify under the risk-based capital guidelines as Tier 1 capital, subject to certain limitations.

Redeemable Capital Securities

   In July, 1997, Mason-Dixon Capital Trust ("MDCT") issued $20 million of 10.07% Preferred Securities. MDCT, a statutory business trust created under the laws of the State of Delaware, was formed by Mason-Dixon Bancshares, Inc., ("Mason-Dixon") for the sole purpose of issuing the Preferred Securities and investing the proceeds thereof in 10.07% Junior Subordinated Debentures issued by Mason- Dixon. Mason Dixon, which merged into BB&T on July 14, 1999, entered into agreements which, taken collectively, fully, irrevocably and unconditionally guarantee, on a subordinated basis, all of MDCT's obligations under the Preferred Securities. MDCT's sole asset is the Junior Subordinated Debentures issued by Mason-Dixon and assumed by BB&T, which mature June 15, 2027, but are subject to early mandatory redemption in whole under certain limited circumstances and are callable in whole or part anytime after June 15, 2007. The Preferred Securities of MDCT, are subject to mandatory redemption in whole on June 15, 2027, or such earlier date in the event the Junior Subordinated Debentures are redeemed by BB&T pursuant to one of the prescribed limited circumstances or pursuant to the call provisions.

                       BB&T CORPORATION AND SUBSIDIARIES

   In November, 1997, MainStreet Capital Trust I ("MSCT I") issued $50 million of 8.90% Trust Securities. MSCT I, a statutory business trust created under the laws of the State of Delaware, was formed by MainStreet Financial Corporation, ("MainStreet") for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in 8.90% Junior Subordinated Debentures issued by MainStreet. MainStreet, which merged into BB&T on March 5, 1999, entered into agreements which, taken collectively, fully, irrevocably and unconditionally guarantee, on a subordinated basis, all of MSCT I's obligations under the Trust Securities. MSCT I's sole asset is the Junior Subordinated Debentures issued by MainStreet and assumed by BB&T, which mature December 1, 2027, but are subject to early mandatory redemption in whole under certain limited circumstances and are callable in whole or part anytime after December 1, 2007. The Trust Securities of MSCT I, are subject to mandatory redemption in whole on December 1, 2027, or such earlier date in the event the Junior Subordinated Debentures are redeemed by BB&T pursuant to one of the prescribed limited circumstances or pursuant to the call provisions. One Valley Bancorp, Inc., which merged into BB&T Corporation on July 6, 2000 and a subsidiary of Mason-Dixon Bancshares, Inc, which merged into BB&T on July 14, 1999, each owned $ 2 million of the Trust Securities issued by MSCT I. As a result of these mergers, the outstanding balance of the MSCT I Trust Securities included in the consolidated balance sheets at December 31, 2000 and December 31, 1999 was $46 million.

   In November, 1997, Premier Capital Trust I ("PCT I") issued $28.75 million of 9.00% Preferred Securities. PCT I, a statutory business trust created under the laws of the State of Delaware, was formed by Premier Bancshares, Inc., ("Premier") for the purpose of issuing the Preferred Securities and investing the proceeds thereof in 9.00% Junior Subordinated Debentures issued by Premier. Premier, which merged into BB&T on January 13, 2000, entered into agreements which, taken collectively, fully, irrevocably and unconditionally guarantee, on a subordinated basis, all of PCT I's obligations under the Preferred Securities. PCT I's sole asset is the Junior Subordinated Debentures issued by Premier and assumed by BB&T, which mature December 31, 2027, but are subject to early mandatory redemption in whole under certain limited circumstances and are callable in whole or part anytime after December 31, 2007. The Preferred Securities of PCT I, are subject to mandatory redemption in whole on December 31, 2027, or such earlier date in the event the Junior Subordinated Debentures are redeemed by BB&T pursuant to one of the prescribed limited circumstances or pursuant to the call provisions.

   In April, 1998, Mason-Dixon Capital Trust II ("MDCT II") issued $20 million of 8.40% Preferred Securities. MDCT II, a Delaware statutory business trust, was formed by Mason-Dixon Bancshares, Inc., ("Mason-Dixon") for the sole purpose of issuing the Preferred Securities and investing the proceeds thereof in 8.40% Junior Subordinated Debentures issued by Mason-Dixon. Mason Dixon, which merged into BB&T on July 14, 1999, entered into agreements which, taken collectively, fully, irrevocably and unconditionally guarantee, on a subordinated basis, all of MDCT II's obligations under the Preferred Securities. MDCT II's sole asset is the Junior Subordinated Debentures issued by Mason-Dixon and assumed by BB&T, which mature June 30, 2028, but are subject to early mandatory redemption in whole under certain limited circumstances and are callable in whole or part anytime after June 30, 2003. The Preferred Securities of MDCT II, are subject to mandatory redemption in whole on June 30, 2028, or such earlier date in the event the Junior Subordinated Debentures are redeemed by BB&T pursuant to one of the prescribed limited circumstances or pursuant to the call provisions.

   In July, 1998, FCNB Capital Trust ("FCNBCT") issued $40.25 million of 8.25% Trust Preferred Securities. FCNBCT, a statutory business trust created under the laws of the State of Delaware, was formed by FCNB Corp, ("FCNB") for the purpose of issuing the Trust Preferred Securities and investing the proceeds thereof in 8.25% Subordinated Debentures issued by FCNB. FCNB, which merged into BB&T on January 7, 2001, entered into agreements which, taken collectively, fully, irrevocably and unconditionally guarantee, on a subordinated basis, all of FCNBCT's obligations under the Trust Preferred Securities. FCNBCT's sole asset is

                       BB&T CORPORATION AND SUBSIDIARIES
the Subordinated Debentures issued by FCNB and assumed by BB&T, which mature July 31, 2028, but are subject to early mandatory redemption in whole under certain limited circumstances and are callable in whole or part anytime after July 31, 2003. The Trust Preferred Securities of FCNBCT, are subject to mandatory redemption in whole on July 31, 2028, or such earlier date in the event the Subordinated Debentures are redeemed by BB&T pursuant to one of the prescribed limited circumstances or pursuant to the call provisions.

   As a result of the mergers with MainStreet Financial Corporation, Mason-Dixon Bancshares, Inc., Premier Bancshares, Inc. and FCNB Corp, BB&T is the sole owner of the common stock of the above statutory Delaware business trusts and has assumed agreements which, taken collectively, fully, irrevocably and unconditionally guarantee, on a subordinated basis, all of the trusts' obligations under the Trust and Preferred Securities. The proceeds from the issuance of these securities qualify as Tier I capital under the risk-based capital guidelines established by the Federal Reserve.

Note J. Shareholders' Equity

   The authorized capital stock of BB&T consists of 1,000,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 2000, 410,352,471 shares of common stock and no shares of preferred stock were issued and outstanding.

 Stock Option Plans

   At December 31, 2000, BB&T had the following stock-based compensation plans: the 1994 and 1995 Omnibus Stock Incentive Plans ("Omnibus Plans"), the Incentive Stock Option Plan ("ISOP"), the Non- Qualified Stock Option Plan ("NQSOP") and the Non-Employee Directors' Stock Option Plan ("Directors' Plan"), which are described below. BB&T accounts for these plans under APB Opinion No. 25 and related Interpretations, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123, BB&T's pro forma net income and pro forma earnings per share would have been as follows:

                                                        For the Years Ended
                                                            December 31,
                                                     --------------------------
                                                       2000     1999     1998
                                                     -------- -------- --------
                                                       (Dollars in thousands,
                                                       except per share data)
Net income applicable to common shares:
  As reported....................................... $628,775 $716,003 $661,170
  Pro Forma.........................................  608,739  697,078  647,742
Basic EPS:
  As reported.......................................     1.54     1.77     1.66
  Pro Forma.........................................     1.49     1.72     1.62
Diluted EPS:
  As reported.......................................     1.52     1.74     1.62
  Pro Forma.........................................     1.48     1.70     1.59

   The fair value of each option grant was estimated on the date of grant using the Black-Scholes option- pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998, respectively: dividend yield of 2.5% in 2000, 2.5% in 1999 and 2.3% in 1998; expected volatility of 29% in 2000, 25% in 1999 and 26% in 1998; risk free interest rates of 6.6%, 5.3% and 5.4% for 2000, 1999 and 1998, respectively; and expected lives of 6.0 years, 5.8 years and 6.2 years for 2000, 1999 and 1998, respectively.

   Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

                       BB&T CORPORATION AND SUBSIDIARIES

   In April, 1994 and February, 1995, the shareholders approved the Omnibus Plans which cover the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. In April 1996, the shareholders approved an amendment to the 1995 Omnibus Plan that increased the maximum number of shares issuable under the terms of the plan, after giving effect to the August 3, 1998, 2-for-1 stock split, to 12,000,000. In May 2000, the shareholders approved an amendment to the 1995 Omnibus Plan that registered an additional 21.6 million shares for issuance under the Omnibus Plans.

   The provisions of the 1995 Omnibus Plan also provide for an automatic increase in the authorized number of shares issuable, equal to 3% of any increase in the Corporation's outstanding common shares. Including options authorized under these provisions, the maximum number of shares issuable under the 1995 Omnibus Plan was 35.7 million at December 31, 2000. The combined shares issuable under both Omnibus Plans, after giving effect to the 2-for-1 stock split and the automatic increase provided by the terms of the 1995 Omnibus Plan, is 43.7 million at December 31, 2000. The Omnibus Plans are intended to allow BB&T to recruit and retain employees with ability and initiative and to associate the employees' interests with those of BB&T and its shareholders. At December 31, 2000, 12,409,086 qualified stock options at prices ranging from $5.49 to $51.41 and 4,440,044 non-qualified stock options at prices ranging from $3.23 to $56.98 were outstanding. The stock options generally vest over 3 years and have a 10-year term.

   The ISOP and the NQSOP were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of BB&T. The plans further provide for up to 2,202,000 shares of common stock to be reserved for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. These plans expired on December 19, 2000; however, any options previously granted under the plans will be available to be exercised for ten years. No additional grants will be made pursuant to these plans. Incentive stock options granted had an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options were required to have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 2000, options to purchase 97,428 shares of common stock at prices ranging from $4.75 to $8.375 were outstanding pursuant to the NQSOP. At December 31, 2000, options to purchase 76,782 shares of common stock at an exercise price of $9.8885 were outstanding pursuant to the ISOP.

   The Directors' Stock Option Plan is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of BB&T. The plan creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee for each calendar year and apply that percentage toward the grant of options to purchase BB&T common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of BB&T common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 1,800,000 shares of BB&T common stock. At December 31, 2000, options to purchase 671,142 shares of common stock at prices ranging from $6.3578 to $24.7774 were outstanding pursuant to the Directors' Plan.

   BB&T also has options outstanding that were granted by certain acquired companies. These options, which have not been included in the plans described above, totaled 158,156 as of December 31, 2000, with option prices ranging from $4.4327 to $11.8535.

                       BB&T CORPORATION AND SUBSIDIARIES

   A summary of the status of the Company's stock option plans at December 31, 2000, 1999 and 1998 and changes during the years then ended is presented below:

                                  2000                  1999                  1998
                          --------------------- --------------------- ---------------------
                                      Wtd. Avg.             Wtd. Avg.             Wtd. Avg.
                                      Exercise              Exercise              Exercise
                            Shares      Price     Shares      Price     Shares      Price
                          ----------  --------- ----------  --------- ----------  ---------
Outstanding at beginning
 of year................  15,792,931   $19.52   15,784,119   $11.39   16,665,152   $11.24
Issued in purchase
 transactions...........     572,940    14.48      233,000    11.05      591,955    11.22
Granted.................   4,550,702    24.04    3,064,555    33.36    2,918,084    28.01
Exercised...............  (2,543,436)   12.79   (2,996,181)   10.99   (4,220,844)    9.48
Forfeited or Expired....    (520,499)   34.56     (292,562)   36.16     (170,228)   20.28
                          ----------   ------   ----------   ------   ----------   ------
Outstanding at end of
 year...................  17,852,638   $21.00   15,792,931   $19.52   15,784,119   $11.39
                          ==========   ======   ==========   ======   ==========   ======

Options exercisable at
 year-end...............  13,472,996   $19.06   13,315,917   $16.67   12,386,129   $12.29
                          ==========   ======   ==========   ======   ==========   ======

   The weighted average fair value of options granted was $7.60, $8.40 and $7.75 per option at December 31, 2000, 1999 and 1998, respectively.

   The following table summarizes information about the options outstanding at December 31, 2000:

                          Options Outstanding         Options Exercisable
                   --------------------------------- ---------------------
                                Weighted-
                                 Average   Weighted-             Weighted-
                     Number     Remaining   Average    Number     Average
      Range of     Outstanding Contractual Exercise  Exercisable Exercise
   Exercise Prices  12/31/00      Life       Price    12/31/00     Price
   --------------- ----------- ----------- --------- ----------- ---------
$ 3.23 to $ 4.75       41,368      1.6 yrs  $ 4.30       41,368   $ 4.30
$ 4.76 to $ 7.25      378,939      1.6        6.47      378,939     6.47
$ 7.26 to $10.75    2,790,710      3.1        9.05    2,790,710     9.05
$10.76 to $16.00    3,575,582      4.7       12.84    3,575,582    12.84
$16.01 to $24.00    6,346,550      8.3       22.57    3,245,521    21.26
$24.01 to $36.00    2,591,035      7.5       30.24    2,179,823    30.20
$36.01 to $56.98    2,128,454      8.2       37.21    1,261,053    37.88
                   ----------      ---      ------   ----------   ------
                   17,852,638      6.5 yrs  $21.00   13,472,996   $19.06
                   ==========      ===      ======   ==========   ======

 Shareholder Rights Plan

   On January 17, 1997, pursuant to the Rights Agreement approved by the Board of Directors, BB&T distributed to shareholders one preferred stock purchase right for each share of BB&T's common stock then outstanding. Subsequent to this date, all shares issued are accompanied by a stock purchase right. Initially, the rights, which expire in 10 years, are not exercisable and are not transferable apart from the common stock. The rights will become exercisable only if a person or group acquires 20% or more of BB&T's common stock, or BB&T's Board of Directors determines, pursuant to the terms of the Rights Agreement, that any person or group that has acquired 10% or more of BB&T's common stock is an "Adverse Person." Each right would then enable the holder to purchase 1/100th of a share of a new series of BB&T preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the rights at $.01 per right under certain circumstances specified in the Rights Agreement.

                       BB&T CORPORATION AND SUBSIDIARIES

   Under the terms of the Rights Agreement, if any person or group becomes the beneficial owner of 25% or more of BB&T's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each right will entitle its holder (other than the person triggering exercisability of the rights) to purchase, at the right's then-current exercise price, shares of BB&T's common stock having a value of twice the right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, BB&T is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, shares of common stock of such other person having a value of twice the right's exercise price.

Note K. Income Taxes

   The provision for income taxes was composed of the following:

                                                   Years Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
                                                    (Dollars in thousands)
   Current expense:
     Federal..................................... $ 93,080  $156,335  $249,260
     State.......................................   12,055    11,999    16,664
                                                  --------  --------  --------
   Total current income tax expense..............  105,135   168,334   265,924
   Deferred income tax expense ..................  173,888   177,451    48,190
                                                  --------  --------  --------
   Provision for income taxes.................... $279,023  $345,785  $314,114
                                                  ========  ========  ========

   The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                                   Years Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
                                                    (Dollars in thousands)
   Federal income taxes at statutory rates of
    35%.......................................... $317,381  $371,414  $341,130
   Tax-exempt income from securities, loans and
    leases, net of related non-deductible
    interest expense.............................  (54,696)  (37,129)  (25,998)
   Amortization of goodwill......................   16,429    13,221     6,700
   State income taxes, net of Federal tax
    benefit......................................    9,519     9,937    12,363
   Other, net....................................   (9,610)  (11,658)  (20,081)
                                                  --------  --------  --------
   Provision for income taxes.................... $279,023  $345,785  $314,114
                                                  ========  ========  ========
   Effective income tax rate.....................     30.7%     32.6%     32.2%
                                                  ========  ========  ========

                       BB&T CORPORATION AND SUBSIDIARIES

   The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "Consolidated Balance Sheets" were:

                                                             December 31,
                                                          --------------------
                                                            2000       1999
                                                          ---------  ---------
                                                              (Dollars in
                                                              thousands)
   Deferred tax assets:
     Allowance for loan and lease losses................  $ 199,635  $ 178,051
     Net unrealized depreciation on securities available
      for sale..........................................        --     191,294
     Deferred compensation..............................     46,168     39,243
     Other..............................................     86,576     85,873
                                                          ---------  ---------
   Total tax deferred assets............................    332,379    494,461
                                                          ---------  ---------
   Deferred tax liabilities:
     Net unrealized appreciation on securities available
      for sale..........................................    (69,129)       --
     Lease financing....................................   (430,999)  (254,197)
     Mortgage servicing rights..........................    (65,280)   (41,359)
     Other..............................................    (65,949)   (54,308)
                                                          ---------  ---------
   Total tax deferred liabilities.......................   (631,357)  (349,864)
                                                          ---------  ---------
   Net deferred tax asset (liability)...................  $(298,978) $ 144,597
                                                          =========  =========

   Securities transactions resulted in income tax (benefits) expense of $(76.8 million), $(1.8 million) and $4.1 million related to securities (losses) gains for the years ended December 31, 2000, 1999 and 1998, respectively.

Note L. Benefit Plans

   BB&T provides various benefit plans to existing employees and employees of acquired entities. Employees of acquired entities generally participate in existing BB&T plans upon consummation of the business combinations. The plans of acquired institutions are typically merged into the BB&T plans upon consummation of the mergers, and, under these circumstances, credit is usually given to these employees for years of service at the acquired institution for vesting and benefit accrual purposes.

   The following table summarizes expenses relating to employee retirement plans. These expenses are restated for business combinations accounted for as poolings of interests.

                                                         2000    1999    1998
                                                        ------- ------- -------
                                                        (Dollars in thousands)
Defined benefit plans.................................. $15,114 $19,050 $12,991
Defined contribution and ESOP plans....................  22,687  17,839  22,286
                                                        ------- ------- -------
  Total expense related to retirement plans............ $37,801 $36,889 $35,277
                                                        ======= ======= =======

 Defined Benefit Retirement Plans

   BB&T provides a defined benefit retirement plan qualified under the Internal Revenue Code that covers substantially all employees. Benefits are based on years of service, age at retirement and the employee's compensation during the five highest consecutive years of earnings within the last ten years of employment. BB&T's contributions to the plan are in amounts between the minimum required for funding standard accounts and the maximum deductible for federal income tax purposes.

                       BB&T CORPORATION AND SUBSIDIARIES

   In addition, supplemental retirement benefits are provided to certain key officers under supplemental defined benefit executive retirement plans, which are not qualified under the Internal Revenue Code. Although technically unfunded plans, insurance policies on the lives of the covered employees partially fund future benefits.

   The combination of actuarial information for the benfit plans of FCNB is not meaningful because the benefits offered in FCNB's plans and the assumptions used in the calculations related to those plans are superseded by the benefits offered in the BB&T plans and the assumptions used in the BB&T calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits in the accompanying tables is that of BB&T as originally presented.

   Financial data relative to the defined benefit pension plans is summarized in the following tables for the years indicated:

                                                     2000      1999      1998
                                                   --------  --------  --------
                                                     (Dollars in thousands)
   Net Periodic Pension Cost
   Service cost................................... $ 19,390  $ 21,761  $ 15,059
   Interest cost..................................   28,040    26,831    19,765
   Estimated return on plan assets................  (31,535)  (31,376)  (22,869)
   Net amortization and other.....................   (2,653)   (1,811)    1,257
                                                   --------  --------  --------
     Net periodic pension cost.................... $ 13,242  $ 15,405  $ 13,212
                                                   ========  ========  ========


                                           Plans for which    Plans for which
                                            assets exceed       accumulated
                                             accumulated      benefits exceed
                                              benefits            assets
                                          ------------------  ----------------
                                            2000      1999     2000     1999
                                          --------  --------  -------  -------
                                               (Dollars in thousands)
Change in Projected Benefit Obligation
Projected benefit obligation, January
 1,.....................................  $324,769  $361,597  $32,037  $36,105
  Service cost..........................    18,150    20,491    1,240    1,270
  Interest cost.........................    25,427    24,578    2,613    2,254
  Actuarial (gain) loss.................    23,379   (64,754)   3,597   (6,924)
  Benefits paid.........................   (16,541)  (20,474)    (729)    (741)
  Change in plan provisions.............   (17,222)   (3,054)     (74)      75
  Other, net............................     4,636     6,385        1       (2)
                                          --------  --------  -------  -------
Projected benefit obligation, December
 31, ...................................  $362,598  $324,769  $38,685  $32,037
                                          ========  ========  =======  =======
                                            2000      1999     2000     1999
                                          --------  --------  -------  -------
                                               (Dollars in thousands)
Change in Plan Assets
Fair value of plan assets, January 1, ..  $395,925  $382,554  $   --   $   --
  Actual return on plan assets..........    17,842    20,173      --       --
  Employer contributions................     1,871     7,286      729      741
  Benefits paid.........................   (16,541)  (20,474)    (729)    (741)
  Other, net............................     6,235     6,386      --       --
                                          --------  --------  -------  -------
Fair value of plan assets, December
 31,....................................  $405,332  $395,925  $   --   $   --
                                          ========  ========  =======  =======

                       BB&T CORPORATION AND SUBSIDIARIES

                                        Plans for which     Plans for which
                                         assets exceed        accumulated
                                          accumulated       benefits exceed
                                           benefits             assets
                                       ------------------  ------------------
                                         2000      1999      2000      1999
                                       --------  --------  --------  --------
                                             (Dollars in thousands)
Net Amount Recognized
Funded status......................... $ 42,734    71,156  $(38,685) $(32,037)
Unrecognized transition (asset)
 obligation...........................   (4,136)   (5,453)      337       429
Unrecognized prior service cost.......  (34,353)  (19,505)    2,033     2,436
Unrecognized net loss (gain)..........    9,093   (27,978)    7,656     4,675
Other, net............................       (1)        1       --          1
                                       --------  --------  --------  --------
Net amount recognized................. $ 13,337  $ 18,221  $(28,659) $(24,496)
                                       ========  ========  ========  ========
                                         2000      1999      2000      1999
                                       --------  --------  --------  --------
                                             (Dollars in thousands)
Reconciliation of Net Pension Asset
 (Liability)
Prepaid pension cost, January 1, ..... $ 18,221  $ 21,266  $(24,496) $(20,164)
  Contributions.......................    1,871     7,286       729       741
  Net periodic pension cost...........   (8,353)  (10,331)   (4,889)   (5,074)
  Other, net..........................    1,598       --         (3)        1
                                       --------  --------  --------  --------
Prepaid (accrued) pension cost,
 December 31,......................... $ 13,337  $ 18,221  $(28,659) $(24,496)
                                       ========  ========  ========  ========

                                                               December 31,
                                                               --------------
                                                                2000    1999
                                                               ------  ------
   Weighted Average Assumptions
   Weighted average assumed discount rate.....................   7.50%   7.75%
     Weighted average expected long-term rate of return on
      plan assets.............................................   8.00    8.00
     Assumed rate of annual compensation Increases............   5.50    5.50

   Pension plan assets consist primarily of investments in mutual funds consisting of equity investments, obligations of the U.S. Treasury and Federal agencies and corporations. Plan assets included $26.0 million and $18.5 million of BB&T common stock at December 31, 2000 and 1999, respectively. The market value of total plan assets was $405.3 million and $395.9 million at December 31, 2000 and 1999, respectively.

 Postretirement Benefits Other than Pension

   BB&T provides certain postretirement benefits that cover employees retiring after December 31, 1995, who are eligible for participation in the BB&T pension plan and have at least ten years of service. The plan requires retiree contributions, with a subsidy by BB&T based upon years of service of the employee at the time of retirement. The subsidy is periodically reviewed for adjustment. The plan provides flexible benefits to retirees or their dependents.

                       BB&T CORPORATION AND SUBSIDIARIES

   The following tables set forth the components of the retiree benefit plan and the amount recognized in the consolidated financial statements at December 31, 2000, 1999 and 1998.

                                                            2000   1999   1998
                                                           ------ ------ ------
                                                               (Dollars in
                                                                thousands)
   Net Periodic Postretirement Benefit Cost:
   Service cost........................................... $2,141 $1,126 $1,550
   Interest cost..........................................  4,426  3,314  3,422
   Amortization and other.................................    633    518    519
                                                           ------ ------ ------
     Total expense........................................ $7,200 $4,958 $5,491
                                                           ====== ====== ======

                                                          2000         1999
                                                       -----------  -----------
                                                       (Dollars in thousands)
   Change in Projected Benefit Obligation
   Projected benefit obligation, January 1, .......... $    51,198  $    53,630
     Service cost.....................................       2,141        1,126
     Interest cost....................................       4,426        3,314
     Plan participants' contributions.................         567          727
     Actuarial loss (gain)............................       3,646       (8,286)
     Benefits paid....................................      (3,535)      (1,793)
     Other, net.......................................       7,049        2,480
                                                       -----------  -----------
   Projected benefit obligation, December 31, ........ $    65,492  $    51,198
                                                       ===========  ===========

                                                          2000         1999
                                                       -----------  -----------
                                                       (Dollars in thousands)
   Change in Plan Assets
   Fair value of plan assets, January 1, ............. $       --   $       --
     Actual return on plan assets.....................         --           --
     Employer contributions...........................       2,968        1,066
     Plan participants' contributions.................         567          727
     Benefits paid....................................      (3,535)      (1,793)
                                                       -----------  -----------
   Fair value of plan assets, December 31,  .......... $       --   $       --
                                                       ===========  ===========

                                                              2000      1999
                                                            --------  --------
                                                               (Dollars in
                                                               thousands)
   Net Amount Recognized
   Funded status........................................... $(65,492) $(51,198)
   Unrecognized prior service cost.........................    5,347     5,704
   Unrecognized net (gain) loss............................   (5,899)   (7,740)
   Unrecognized transition obligation......................    2,622       --
                                                            --------  --------
   Net amount recognized................................... $(63,422) $(53,234)
                                                            ========  ========

                       BB&T CORPORATION AND SUBSIDIARIES

                                                              2000      1999
                                                            --------  --------
                                                               (Dollars in
                                                               thousands)
   Reconciliation of Postretirement Benefit
   Prepaid (accrued) postretirement benefit, January 1,...  $(53,234) $(46,807)
     Contributions........................................     2,968     1,066
     Net periodic postretirement benefit cost.............    (7,200)   (4,958)
     Other, net...........................................    (5,956)   (2,535)
                                                            --------  --------
   Prepaid (accrued) postretirement benefit cost, December
    31,...................................................  $(63,422) $(53,234)
                                                            ========  ========

                                                         December 31,
                                                         ---------------
                                                          2000     1999
                                                         ------   ------
   Weighted Average Assumptions
   Weighted average assumed discount rate...............   7.50%    7.75%
   Medical trend rate--initial year.....................   6.00     8.00
   Medical trend rate--ultimate.........................   5.00     5.00
   Select period........................................      1yr      3yrs

                                                                1%       1%
                                                             Increase Decrease
                                                             -------- --------
   Impact of a 1% change in assumed health care cost on:
     Service and interest costs.............................   1.00%   (1.00)%
     Accumulated postretirement benefit obligation..........   1.20    (1.00)

 401(k) Savings Plan

   BB&T operates a 401(k) Savings Plan that permits employees to contribute up to 16% of their compensation. BB&T makes matching contributions of up to 6% of the employee's compensation.

 Other

   There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

                       BB&T CORPORATION AND SUBSIDIARIES

Note M. Commitments and Contingencies

   BB&T is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of clients and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

   BB&T's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. BB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet transactions.

                                                            Contract or
                                                        Notional Amount at
                                                           December 31,
                                                      -----------------------
                                                         2000        1999
                                                      ----------- -----------
                                                      (Dollars in thousands)
   Financial instruments whose contract amounts
    represent credit risk:
     Commitments to extend, originate or purchase
      credit......................................... $16,480,155 $13,639,018
     Standby letters of credit and financial
      guarantees written.............................     726,960     521,552
     Commercial letters of credit....................      45,168      40,417
   Financial instruments whose notional or contract
    amounts exceed
    the amount of credit risk:
     Forward and futures contracts...................     869,000     319,411
     Foreign exchange contracts......................     131,148      72,228

   Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Historically, many commitments expire without being drawn upon; therefore, the total commitment amounts shown in the above table are not necessarily indicative of future cash requirements. BB&T evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by BB&T upon extension of credit, is based on management's evaluation of the creditworthiness of the counterparty.

   Standby letters of credit and financial guarantees written are conditional commitments issued by BB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper issuance, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

   Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which BB&T agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

 Legal Proceedings

   The nature of the business of BB&T's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of BB&T are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities, if any, arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of BB&T.

                       BB&T CORPORATION AND SUBSIDIARIES

Note N. Regulatory Requirements and Other Restrictions

   BB&T's subsidiary banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances in the form of vault cash or deposits with the Federal Reserve Bank based on specified percentages of certain deposit types, subject to various adjustments. At December 31, 2000, the net reserve requirement amounted to $222.9 million.

   BB&T's subsidiary banks are prohibited from paying dividends from their capital stock and additional paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels. Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $2.0 billion at December 31, 2000.

   BB&T is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on BB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of BB&T's assets, liabilities and certain off-balance-sheet items calculated pursuant to regulatory directives. BB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. BB&T was in compliance with these requirements at December 31, 2000. See "Regulatory Considerations" for additional information regarding BB&T's regulatory requirements.

   Quantitative measures established by regulation to ensure capital adequacy require BB&T to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets.

   The following table provides summary information regarding regulatory capital for BB&T and its significant banking subsidiaries as of December 31, 2000 and 1999:

                           December 31, 2000             December 31, 1999
                      ----------------------------- -----------------------------
                       Actual Capital     Minimum    Actual Capital     Minimum
                      -----------------   Capital   -----------------   capital
                      Ratio    Amount   Requirement Ratio    Amount   Requirement
                      -----  ---------- ----------- -----  ---------- -----------
                                       (Dollars in thousands)
Tier 1 Capital
  BB&T...............  9.4%  $4,095,132 $1,751,433  10.0%  $3,806,062 $1,528,671
  BB&T-NC............  9.6    3,091,106  1,286,772  10.0    2,641,650  1,053,039
  BB&T-SC............  9.0      374,771    166,559   9.7      366,991    151,036
  BB&T-VA............ 10.2      440,942    173,072  11.5      482,278    167,717
  FCNB Bank..........  7.2       84,426     46,657   9.9      106,683     43,283
Total Capital
  BB&T............... 12.0%  $5,262,187 $3,502,866  13.2%  $5,045,334 $3,057,343
  BB&T-NC............ 10.7    3,448,379  2,573,544  11.2    2,949,749  2,106,077
  BB&T-SC............ 10.2      425,217    333,118  11.0      413,911    302,071
  BB&T-VA............ 11.4      495,222    346,144  12.8      534,840    335,434
  FCNB Bank.......... 10.4      121,729     93,314  10.8      116,787     86,566
Leverage Capital
  BB&T...............  7.1%  $4,095,132 $1,727,135   7.1%  $3,806,062 $1,607,882
  BB&T-NC............  6.9    3,091,106  1,353,694   6.9    2,641,650  1,141,587
  BB&T-SC............  7.4      374,771    152,417   7.7      366,991    142,148
  BB&T-VA............  7.4      440,942    178,357   7.6      482,278    191,292
  FCNB Bank..........  5.3       84,426     47,421   7.4      106,683     43,540

                       BB&T CORPORATION AND SUBSIDIARIES

Note O. Parent Company Financial Statements

                            CONDENSED BALANCE SHEETS
                           December 31, 2000 and 1999

                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
ASSETS
------

Cash and due from banks.................................. $   10,187 $    9,729
Interest-bearing bank balances...........................    639,323    588,384
Securities...............................................     28,362     80,596

Investment in banking subsidiaries.......................  5,012,595  4,109,978
Investment in other subsidiaries.........................    463,859    563,357
                                                          ---------- ----------
  Total investments in subsidiaries......................  5,476,454  4,673,335
                                                          ---------- ----------
Advances to subsidiaries.................................    329,750    348,000
Premises and equipment...................................      5,036      7,312
Receivables from subsidiaries and other assets...........    249,425    294,187
                                                          ---------- ----------
  Total assets........................................... $6,738,537 $6,001,543
                                                          ========== ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Short-term borrowed funds................................ $  709,747 $  707,163
Dividends payable........................................     94,347     69,785
Accounts payable and accrued liabilities.................     38,362     49,877
Long-term debt...........................................  1,019,991  1,021,334
                                                          ---------- ----------
  Total liabilities......................................  1,862,447  1,848,159
                                                          ---------- ----------
  Total shareholders' equity.............................  4,876,090  4,153,384
                                                          ---------- ----------
  Total liabilities and shareholders' equity............. $6,738,537 $6,001,543
                                                          ========== ==========

                       BB&T CORPORATION AND SUBSIDIARIES

                          CONDENSED INCOME STATEMENTS
              For the Years Ended December 31, 2000, 1999 and 1998

                                                      2000     1999     1998
                                                    -------- -------- --------
                                                      (Dollars in thousands)
Income
  Dividends from subsidiaries...................... $587,474 $668,391 $518,804
  Interest and other income from subsidiaries......  108,126   92,469   96,159
  Other income.....................................    9,422   11,209   30,134
                                                    -------- -------- --------
    Total income...................................  705,022  772,069  645,097
                                                    -------- -------- --------
Expenses
  Interest expense.................................   93,859   89,005   93,213
  Other expenses...................................   57,216   61,830   69,256
                                                    -------- -------- --------
    Total expenses.................................  151,075  150,835  162,469
                                                    -------- -------- --------
Income before income taxes and equity in
 undistributed earnings of subsidiaries............  553,947  621,234  482,628
Income tax benefit.................................    8,160   12,068   12,064
                                                    -------- -------- --------
Income before equity in undistributed earnings of
 subsidiaries......................................  562,107  633,302  494,692
Equity in undistributed earnings of subsidiaries...   66,668   82,701  166,478
                                                    -------- -------- --------
Net income......................................... $628,775 $716,003 $661,170
                                                    ======== ======== ========

                       BB&T CORPORATION AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2000, 1999 and 1998

                                                 2000       1999       1998
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
Cash Flows From Operating Activities:
  Net income.................................. $ 628,775  $ 716,003  $ 661,170
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Net income of subsidiaries in excess of
     dividends from subsidiaries..............   (66,668)   (82,701)  (166,478)
    Depreciation of premises and equipment....       568        492        783
    Amortization of unearned compensation.....     4,605      3,906      1,325
    Discount accretion and premium
     amortization.............................       --         --         142
    Loss (gain) on sales of securities........       872        327       (569)
    Loss on disposals of other real estate
     owned....................................       --           1        191
    Decrease (increase) in other assets.......    48,303    (91,821)  (123,116)
    Increase (decrease) in accounts payable
     and accrued liabilities..................   (13,985)       (26)     6,330
                                               ---------  ---------  ---------
      Net cash provided by operating
       activities.............................   602,470    546,181    379,778
                                               ---------  ---------  ---------
Cash Flows From Investing Activities:
  Proceeds from sales of securities available
   for sale...................................    39,816     66,148     70,413
  Proceeds from maturities, calls and paydowns
   of securities available for sale...........       --         --       3,779
  Purchases of securities available for sale..   (32,139)   (23,922)  (143,565)
  Investment in subsidiaries..................  (135,859)   (87,388)  (120,261)
  Advances to subsidiaries....................  (393,061)  (728,586)  (677,728)
  Proceeds from repayment of advances to
   subsidiaries...............................   465,311    740,186    530,967
  Net cash (paid) received in purchase
   accounting transactions....................     6,396        588     (6,051)
  Other, net..................................       150        645     17,373
                                               ---------  ---------  ---------
      Net cash used in investing activities...   (49,386)   (32,329)  (325,073)
                                               ---------  ---------  ---------
Cash Flows From Financing Activities:
  Net increase (decrease) in long-term debt...      (200)    19,386    435,093
  Net increase in short-term borrowed funds...     2,584     19,054     32,613
  Advances from subsidiaries..................       --         --       4,191
  Repayment of advances from subsidiaries.....       --         --      (3,260)
  Net proceeds from common stock issued.......    40,878     48,968     72,615
  Redemption of common stock..................  (203,595)  (385,673)  (347,958)
  Cash dividends paid on common and preferred
   stock......................................  (342,311)  (296,463)  (251,243)
  Other, net..................................       957        502     (1,641)
                                               ---------  ---------  ---------
      Net cash used in financing activities...  (501,687)  (594,226)   (59,590)
                                               ---------  ---------  ---------
Net Increase (Decrease) in Cash and Cash
 Equivalents..................................    51,397    (80,374)    (4,885)
Cash and Cash Equivalents at Beginning of
 Year.........................................   598,113    678,487    683,372
                                               ---------  ---------  ---------
Cash and Cash Equivalents at End of Year...... $ 649,510  $ 598,113  $ 678,487
                                               =========  =========  =========

                       BB&T CORPORATION AND SUBSIDIARIES

Note P. Disclosures about Fair Value of Financial Instruments

   SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the estimated fair value of on-balance sheet and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

   Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. No readily available market exists for a significant portion of BB&T's financial instruments. Fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates in many instances cannot be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

   The following methods and assumptions were used by BB&T in estimating the fair value of its financial instruments:

   Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

   Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

   Loans receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

   Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

   Short-term borrowed funds: The carrying amounts of Federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowed funds approximate their fair values.

   Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for the instrument if available, or for similar instruments if not available, or by using discounted cash flow analyses, based on BB&T's current incremental borrowing rates for similar types of instruments.

   Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that BB&T would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

   Commitments to extend credit, standby letters of credit and financial guarantees written: The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the

                       BB&T CORPORATION AND SUBSIDIARIES
remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

   Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

   The following is a summary of the carrying amounts and fair values of BB&T's financial assets and liabilities as of the periods indicated:

                                       2000                     1999
                              ------------------------ ------------------------
                               Carrying                 Carrying
                                Amount     Fair Value    Amount     Fair Value
                              -----------  ----------- -----------  -----------
                                          (Dollars in thousands)
Financial assets:
  Cash and cash equivalents.. $ 1,822,081  $ 1,822,081 $ 2,057,252  $ 2,057,252
  Trading securities.........      96,719       96,719      93,221       93,221
  Securities available for
   sale......................  14,220,870   14,220,870  12,678,701   12,678,701
  Securities held to
   maturity..................      69,274       69,727     426,160      419,691
  Loans and leases:
    Loans....................  39,192,934   38,746,311  35,150,783   34,605,547
    Leases...................   2,100,965          N/A   1,508,396          N/A
    Allowance for losses.....    (532,203)         N/A    (487,339)         N/A
                              -----------              -----------
      Net loans and leases... $40,761,696              $36,171,840
                              ===========              ===========
Financial liabilities:
  Deposits................... $39,176,398   39,237,277 $35,176,502   35,162,129
  Short-term borrowed funds..   7,012,313    7,012,313   8,222,868    8,222,868
  Long-term debt.............   8,622,840    8,446,962   6,189,411    6,162,367
  Capitalized leases.........       2,234          N/A       2,535          N/A

--------
NA--not applicable.

                       BB&T CORPORATION AND SUBSIDIARIES

   The following is a summary of the notional or contractual amounts and fair values of BB&T's off-balance sheet financial instruments as of the periods indicated:

                                          2000                   1999
                                 ---------------------- ----------------------
                                  Notional/              Notional/
                                  Contract               Contract
                                   Amount    Fair Value   Amount    Fair Value
                                 ----------- ---------- ----------- ----------
                                            (Dollars in thousands)
Off balance sheet financial
 intruments:
  Interest rate swaps, caps and
   floors....................... $   725,878  $    267  $ 1,711,611 $    2,007
  Commitments to extend,
   originate or purchase
   credit.......................  16,480,155   (31,741)  13,639,018  1,264,116
  Standby and commercial letters
   of credit and financial
   guarantees written...........     772,128   (11,294)     561,969     33,691
  Forward and futures
   contracts....................     869,000   (12,618)     319,411      2,544
  Foreign exchange contracts....     131,148       547       72,228      1,149
  Option contracts purchased....      50,000      (282)      15,000        (10)
  Option contracts written......      76,050       --        47,250        236

Note Q. Derivatives and Off-Balance Sheet Financial Instruments

   BB&T utilizes interest rate swaps, caps, floors and collars in the management of interest rate risk. Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to alter the repricing characteristics of assets or liabilities without affecting the underlying principal positions. Through the use of a swap, assets and liabilities may be transformed from fixed to floating rates, from floating rates to fixed rates, or from one type of floating rate to another. Swap terms generally range from one year to ten years depending on the need. At December 31, 2000, derivatives with a total notional value of $725.9 million, with terms ranging up to sixteen years, were outstanding.

   See Note A. of the "Notes to Consolidated Financial Statements" herein for a summary of accounting policies related to derivative financial instruments. Effective January 1, 2001, the accounting for these instruments changed to comply with the provisions of SFAS No. 133, as explained in Note A.

                       BB&T CORPORATION AND SUBSIDIARIES

   The following tables set forth certain information concerning BB&T's interest rate swaps at December 31, 2000:

                 Interest Rate Swaps, Caps, Floors and Collars
                               December 31, 2000
                             (Dollars in thousands)

                                Notional     Receive
                                 Amount       Rate       Pay Rate   Fair Value
                               -----------  ---------  ------------ -----------
Type
Receive fixed swaps........... $   423,000       6.26%       6.70%  $       (87)
Pay fixed swaps...............     226,828       6.76        5.60           354
Caps, Floors & Collars........      76,050        --          --            --
                               -----------  ---------    --------   -----------
  Total....................... $   725,878       6.43%       6.32%  $       267
                               ===========  =========    ========   ===========

                                 Receive    Pay Fixed  Caps, Floors
                               Fixed Swaps    Swaps     & Collars      Total
                               -----------  ---------  ------------ -----------
Year-to-date Activity
Balance, December 31, 1999.... $   945,000  $ 654,361    $112,250   $ 1,711,611
Additions.....................     728,000     14,100         --        742,100
Maturities/amortizations......         --     (65,978)        --        (65,978)
Terminations..................  (1,250,000)  (375,655)    (36,200)   (1,661,855)
                               -----------  ---------    --------   -----------
Balance, December 31, 2000.... $   423,000  $ 226,828    $ 76,050   $   725,878
                               ===========  =========    ========   ===========

                                             One to
                               One Year or    Five      After Five
                                  Less        Years       Years        Total
                               -----------  ---------  ------------ -----------
Maturity Schedule
Receive fixed swaps........... $   300,000  $  30,000    $ 93,000   $   423,000
Pay fixed swaps...............         --     203,943      22,885       226,828
Caps, Floors & Collars........         --      76,050         --         76,050
                               -----------  ---------    --------   -----------
  Total....................... $   300,000  $ 309,993    $115,885   $   725,878
                               ===========  =========    ========   ===========

   As of December 31, 2000, deferred gains from new swap transactions initiated during 2000 were $468,000. There were no unamortized deferred gains or losses from terminated transactions remaining at year end. Active transactions resulted in additional net interest expense totaling $8.1 million during 2000.

   BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale portfolio in order to enhance returns. During 2000, options were written on securities totaling $150.0 million. Option fee income was $1.1 million for 2000. There were no unexercised options outstanding at December 31, 2000 or 1999.

   BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage loan warehouse and mortgage applications and loans in process against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. At December 31, 2000, net purchased put option contracts with a notional value of $50.0 million were outstanding.

                       BB&T CORPORATION AND SUBSIDIARIES

   The $725.9 million notional amount of derivatives used in interest rate risk management are primarily used to hedge variable rate commercial loans, mortgage-backed securities, retail certificates of deposit and fixed rate notes. BB&T does not utilize derivatives for trading purposes.

   Although off-balance sheet derivative financial instruments do not expose BB&T to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized through the creditworthiness of the counterparties and the consistent monitoring of these agreements. The counterparties to these arrangements were primarily large commercial banks and investment banks. All counterparties are reviewed annually for creditworthiness by BB&T's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities. At December 31, 2000, BB&T's interest rate swaps, caps, floors and collars reflected an unrealized gain of $267,000.

   Other risks associated with interest-sensitive derivatives include the effect on fixed rate positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by BB&T. At December 31, 2000, BB&T had no indexed amortizing swaps outstanding.

Note R. Calculations of Earnings Per Share

   The basic and diluted earnings per share calculations are presented in the following table:

                                                 Years Ended December 31,
                                          --------------------------------------
                                              2000         1999         1998
                                          ------------ ------------ ------------
                                            (Dollars in thousands, except per
                                                       share data)
Basic Earnings Per Share:
  Net income............................  $    628,775 $    716,003 $    661,170
  Less:
   Preferred dividend requirement.......           --           --           --
                                          ------------ ------------ ------------
  Income available for common shares....  $    628,775 $    716,003 $    661,170
                                          ============ ============ ============
  Weighted average number of common
   shares outstanding during the period
   Basic earnings per share.............   407,562,145  404,368,161  399,159,187
                                          ------------ ------------ ------------
                                          $       1.54 $       1.77 $       1.66
                                          ============ ============ ============
Diluted Earnings Per Share:
  Net income............................  $    628,775 $    716,003 $    661,170
                                          ============ ============ ============
  Weighted average number of common
   shares...............................   407,562,145  404,368,161  399,159,187
  Add:
   Shares issuable assuming conversion
    of convertible preferred stock......           --           --        90,202
   Dilutive effect of outstanding
    options (as determined by
    application of treasury stock
    method).............................     5,123,510    6,851,709    7,964,913
                                          ------------ ------------ ------------
  Weighted average number of common
   shares, as adjusted..................   412,685,655  411,219,870  407,214,302
                                          ============ ============ ============
  Diluted earnings per share............  $       1.52 $       1.74 $       1.62
                                          ============ ============ ============

                       BB&T CORPORATION AND SUBSIDIARIES

Note S. Operating Segments

   BB&T's operations are divided into six reportable business segments: the Banking Network, Mortgage Banking, Trust Services, Agency Insurance, Investment Banking and Brokerage, and Treasury. These operating segments have been identified based on BB&T's organizational structure. The segments require unique technology and marketing strategies and offer different products and services. While BB&T is managed as an integrated organization, individual executive managers are held accountable for the operations of these business segments.

   BB&T measures and presents information for internal reporting purposes in a variety of different ways. Information for BB&T's reportable segments is available based on organizational structure, product offerings and customer relationships. The internal reporting system presently utilized by management in the planning and measuring of operating activities, as well as the system to which most managers are held accountable, is based on organizational structure.

   BB&T emphasizes revenue growth by focusing on client service, sales effectiveness and relationship management. The segment results contained herein are presented based on internal management accounting policies that were designed to support these strategic objectives. Unlike financial accounting, there is no comprehensive authoritative body of guidance for management accounting equivalent to generally accepted accounting principles. Therefore, the performance of the segments is not necessarily comparable with BB&T's consolidated results or with similar information presented by any other financial institution. Additionally, because of the interrelationships of the various segments, the information presented is not indicative of how the segments would perform if they operated as independent entities.

   BB&T's internal reporting system was significantly modified during 1999 and 1998. During 1999, BB&T revised the methods used to allocate noninterest expenses among the various segments. The information presented for 1998 has been restated to reflect these revisions. Also, BB&T completed various mergers and acquisitions accounted for as poolings of interests in 2000. Prior period information presented herein has been restated to reflect the effect of those mergers on the segment results; however, BB&T does not restate prior periods for internal accounting methodologies, as discussed below.

   The management accounting process uses various estimates and allocation methodologies to measure the performance of the operating segments. To determine financial performance for each segment, BB&T allocates capital, funding charges and credits, an economic provision for loan and lease losses, certain noninterest expenses and income tax provisions to each segment, as applicable. Also, to promote revenue growth and provide a basis for employee incentives, certain revenues of Mortgage Banking, Trust Services, Agency Insurance and the Investment Banking and Brokerage segments are reflected in the individual segments and also allocated to the Banking Network. This double counting of revenue is reflected in intersegment noninterest revenues and eliminated to arrive at consolidated results. Allocation methodologies are subject to periodic adjustment as the internal management accounting system is revised and business or product lines within the segments change. Also, because the development and application of these methodologies is a dynamic process, the financial results presented may be periodically revised. As discussed above, funds transfer pricing and allocations derived by BB&T's internal accounting practices are not restated for mergers accounted for as poolings of interests.

   BB&T's overall objective is to maximize shareholder value by optimizing return on equity and limiting risk. Allocations of capital and the economic provision for loan and lease losses are designed to address this objective. Capital is assigned to each segment on an economic basis, using management's assessment of the inherent risks associated with the segment. Economic capital allocations are made to cover the following risk categories: credit risk, funding risk, interest rate risk, option risk, basis risk, market risk and operational risk.

                       BB&T CORPORATION AND SUBSIDIARIES

Each segment is evaluated based on a risk-adjusted return on capital. Capital assignments are not equivalent to regulatory capital guidelines and the total amount assigned to all segments may vary from consolidated shareholders' equity. All unallocated capital is retained in the Treasury segment.

   The economic provision for loan and lease losses is also allocated to the relevant segments based on management's assessment of the segments' risks as described above. Unlike the provision for loan and lease losses recorded pursuant to generally accepted accounting principles, the economic provision adjusts for the impact of expected credit losses over the effective lives of the related loans and leases. Any unallocated provision for loan and lease losses is retained in the Corporate Office.

   BB&T has implemented an extensive noninterest expense allocation process to support organizational profitability. BB&T allocates expenses to the reportable segments based on various cost allocation methodologies, including the number of items processed, overall percentage of time spent, full-time equivalent employees assigned to functions, functional position surveys and activity-based costing. A portion of corporate overhead expense is not allocated, but is retained in corporate accounts reflected as other expenses in the accompanying tables. Income taxes are allocated to the various segments using effective tax rates.

   BB&T utilizes a funds transfer pricing ("FTP") system to eliminate the effect of interest rate risk from the segments' net interest income because such risk is centrally managed within the Treasury segment. The FTP system credits or charges the segments with the true value or cost of the funds the segments create or use. The FTP system provides a funds credit for sources of funds and a funds charge for the use of funds by each segment. The net FTP credit or charge is reflected as net intersegment interest income (expense) in the accompanying tables.

 Banking Network

   BB&T's Banking Network serves individual and business clients by offering a variety of loan and deposit products and other financial services. The Banking Network is primarily responsible for client relationships, and, therefore, is credited with revenue from the Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments, which is reflected in intersegment noninterest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional discussion concerning the functions of the Banking Network.

 Mortgage Banking

   The Mortgage Banking segment retains and services mortgage loans originated by the Banking Network as well as those purchased from various correspondent originators. Mortgage loan products include fixed- and adjustable-rate government and conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied properties. Fixed-rate mortgage loans are typically sold to government agencies and private investors with servicing rights retained by BB&T, while adjustable-rate loans are typically held in the portfolio. The Mortgage Banking segment earns interest on loans held in the warehouse and portfolio, fee income from the origination and servicing of mortgage loans and recognizes gains or losses from the sale of mortgage loans. The Banking Network receives an interoffice credit for the origination of loans and servicing rights, with the corresponding charge remaining in the Corporate Office.

 Trust Services

   BB&T's Trust Services segment provides personal trust administration, estate planning, investment counseling, asset management, employee benefits services, and corporate trust services to individuals,

                       BB&T CORPORATION AND SUBSIDIARIES
corporations, institutions, foundations and government entities. The Banking Network receives an interoffice credit for trust fees in the initial year the account is referred, with the corresponding charge remaining in the Corporate Office.

 Agency Insurance

   BB&T has the largest independent insurance agency network in the Carolinas. BB&T Insurance Services provides property and casualty, life and health insurance to businesses and individuals. It also provides small business and corporate products, such as workers compensation and professional liability, as well as provides surety coverage and title insurance. The Banking Network receives credit for insurance commissions on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying tables as intersegment noninterest income and expense.

 Investment Banking and Brokerage

   BB&T's Investment Banking and Brokerage segment offers clients investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, and mutual funds through BB&T Investment Services, Inc., a subsidiary of BB&T-NC. The Investment Banking and Brokerage segment includes Scott & Stringfellow, Inc., a full-service brokerage and investment banking firm headquartered in Richmond, Virginia. Scott & Stringfellow specializes in the origination, trading and distribution of fixed- income securities and equity products in both the public and private capital markets. Scott & Stringfellow also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The Banking Network is credited for investment service revenues on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying tables as intersegment noninterest income and expense.

 Treasury

   BB&T's Treasury segment is responsible for the management of the securities portfolios, overall balance sheet funding and liquidity, and overall management of interest rate risk. See the Market Risk Management section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information about the responsibilities of the Treasury segment.

                       BB&T CORPORATION AND SUBSIDIARIES

 The following tables disclose selected financial information for BB&T's reportable business segments:

                              REPORTABLE SEGMENTS
             For the Years Ended December 31, 2000, 1999 and 1998
                            (Dollars in thousands)

                            Banking Network                   Mortgage Banking                  Trust Services
                  ----------------------------------- ----------------------------------  ----------------------------
                     2000        1999        1998        2000        1999        1998       2000      1999      1998
                  ----------- ----------- ----------- ----------  ----------  ----------  --------  --------  --------
Net interest
income (expense)
from external
customers........ $ 1,196,473 $ 1,320,544 $ 1,225,871 $  484,070  $  423,158  $  411,227  $(39,785) $(33,668) $(33,717)
 Net intersegment
 interest income
 (expense).......     486,591     327,072     286,820   (368,873)   (307,484)   (270,173)   53,566    42,197    37,989
                  ----------- ----------- ----------- ----------  ----------  ----------  --------  --------  --------
Net interest
income
(expense)........   1,683,064   1,647,616   1,512,691    115,197     115,674     141,054    13,781     8,529     4,272
                  ----------- ----------- ----------- ----------  ----------  ----------  --------  --------  --------
Provision for
loan and lease
losses...........     138,857     134,292     118,832      3,183       3,802       4,171       --        --        --
Noninterest
income from
external
customers........     398,328     450,465     398,398     85,310     114,811     103,937    80,232    57,290    43,635
 Intersegment
 noninterest
 income..........     120,410     123,549     150,672        --          --          --        --        --        --
Noninterest
expense..........     755,449     971,544     854,916     58,742      61,161      76,365    51,960    38,022    28,666
 Intersegment
 noninterest
 expense.........     325,185     261,420     209,820     22,983      18,918      16,207     3,730     2,532     1,947
                  ----------- ----------- ----------- ----------  ----------  ----------  --------  --------  --------
Income before
income taxes.....     982,311     854,374     878,193    115,599     146,604     148,248    38,323    25,265    17,294
 Provision for
 income taxes....     317,165     284,437     324,228     32,124      45,128      56,125    10,559     8,039     6,528
                  ----------- ----------- ----------- ----------  ----------  ----------  --------  --------  --------
Net income....... $   665,146 $   569,937 $   553,965 $   83,475  $  101,476  $   92,123  $ 27,764  $ 17,226  $ 10,766
                  =========== =========== =========== ==========  ==========  ==========  ========  ========  ========
Identifiable
segment assets... $31,922,491 $34,869,138 $32,043,751 $8,318,744  $5,689,889  $6,344,073  $ 39,508  $ 31,469  $ 26,664
                  =========== =========== =========== ==========  ==========  ==========  ========  ========  ========
                      Agency Insurance
                  -------------------------
                    2000     1999    1998
                  --------- ------- -------
Net interest
income (expense)
from external
customers........ $    (16) $   --  $   --
 Net intersegment
 interest income
 (expense).......      --       --      --
                  --------- ------- -------
Net interest
income
(expense)........      (16)     --      --
                  --------- ------- -------
Provision for
loan and lease
losses...........      --       --      --
Noninterest
income from
external
customers........  122,241   78,125  50,252
 Intersegment
 noninterest
 income..........      --       --      --
Noninterest
expense..........   87,249   59,688  39,420
 Intersegment
 noninterest
 expense.........    4,107    2,748   2,415
                  --------- ------- -------
Income before
income taxes.....   30,869   15,689   8,417
 Provision for
 income taxes....   12,315    6,278   3,367
                  --------- ------- -------
Net income....... $ 18,554  $ 9,411 $ 5,050
                  ========= ======= =======
Identifiable
segment assets... $100,852  $63,873 $40,262
                  ========= ======= =======

                    Investment Banking and
                          Brokerage                       Treasury                      All Other Segments(1)
                  -------------------------- ------------------------------------  --------------------------------
                    2000     1999     1998      2000         1999         1998        2000       1999       1998
                  -------- -------- -------- -----------  -----------  ----------  ---------- ---------- ----------
Net interest
income (expense)
from external
customers........ $ 11,659 $  7,561 $  1,127 $   160,043  $   162,459  $  126,762  $  257,133 $  222,397 $  203,497
 Net intersegment
 interest income
 (expense).......      --       --       --       79,197      (22,111)       (135)        --         --         --
                  -------- -------- -------- -----------  -----------  ----------  ---------- ---------- ----------
Net interest
income...........   11,659    7,561    1,127     239,240      140,348     126,627     257,133    222,397    203,497
                  -------- -------- -------- -----------  -----------  ----------  ---------- ---------- ----------
Provision for
loan and lease
losses...........      --       --        --         121           90         103      46,657     16,631     20,557
Noninterest
income from
external
customers........  164,023  132,519   48,604    (188,841)       1,031      11,631     117,012     28,850     24,648
 Intersegment
 noninterest
 income..........      --       --       --          --           --          --          --         --         --
Noninterest
expense..........  159,598  117,945   37,175       6,154        4,783       4,325      88,169     53,406     49,109
 Intersegment
 noninterest
 expense.........    1,497    1,792      948         555        8,258       5,383       8,917      4,910      7,279
                  -------- -------- -------- -----------  -----------  ----------  ---------- ---------- ----------
Income before
income taxes.....   14,587   20,343   11,608      43,569      128,248     128,447     230,402    176,300    151,200
 Provision for
 income taxes....    3,195    7,693    4,524         733       32,403      46,415      59,030     47,284      9,990
                  -------- -------- -------- -----------  -----------  ----------  ---------- ---------- ----------
Net income....... $ 11,392 $ 12,650 $  7,084 $    42,836  $    95,845  $   82,032  $  171,372 $  129,016 $  141,210
                  ======== ======== ======== ===========  ===========  ==========  ========== ========== ==========
Identifiable
segment assets... $751,722 $699,100 $238,622 $17,084,443  $11,510,760  $9,417,056  $3,990,321 $1,056,125 $2,374,665
                  ======== ======== ======== ===========  ===========  ==========  ========== ========== ==========
                            Total Segments
                  -----------------------------------
                     2000        1999        1998
                  ----------- ----------- -----------
Net interest
income (expense)
from external
customers........ $ 2,069,577 $ 2,102,451 $ 1,934,767
 Net intersegment
 interest income
 (expense).......     250,481      39,674      54,501
                  ----------- ----------- -----------
Net interest
income...........   2,320,058   2,142,125   1,989,268
                  ----------- ----------- -----------
Provision for
loan and lease
losses...........     188,818     154,815     143,663
Noninterest
income from
external
customers........     778,305     863,091     681,105
 Intersegment
 noninterest
 income..........     120,410     123,549     150,672
Noninterest
expense..........   1,207,321   1,306,549   1,089,976
 Intersegment
 noninterest
 expense.........     366,974     300,578     243,999
                  ----------- ----------- -----------
Income before
income taxes.....   1,455,660   1,366,823   1,343,407
 Provision for
 income taxes....     435,121     431,262     451,177
                  ----------- ----------- -----------
Net income....... $ 1,020,539 $   935,561 $   892,230
                  =========== =========== ===========
Identifiable
segment assets... $62,208,081 $53,920,354 $50,485,093
                  =========== =========== ===========

----
(1) Financial data from segments below the quantitative thresholds requiring disclosure are attributable to nonbank consumer finance operations, factoring, commercial lawn care equipment financing, leasing and other smaller subsidiaries.

                       BB&T CORPORATION AND SUBSIDIARIES

   The following table presents a reconciliation of segments results to consolidated results:

                                      For the Years Ended December 31,
                                     -------------------------------------
                                        2000         1999         1998
                                     -----------  -----------  -----------
Net Interest Income
  Net interest income from
   segments......................... $ 2,320,058  $ 2,142,125  $ 1,989,268
  Other net interest income(1)......     153,649       77,973       47,564
  Elimination of net intersegment
   interest income(2)...............    (404,059)    (237,297)    (230,340)
                                     -----------  -----------  -----------
    Consolidated net interest
     income......................... $ 2,069,648  $ 1,982,801  $ 1,806,492
                                     ===========  ===========  ===========
Net income
  Net income from segments.......... $ 1,020,539  $   935,561  $   892,230
  Other net income (loss)(1)........       2,721      (93,778)    (123,535)
  Elimination of intersegment net
   income(2)........................    (394,485)    (125,780)    (107,525)
                                     -----------  -----------  -----------
    Consolidated net income......... $   628,775  $   716,003  $   661,170
                                     ===========  ===========  ===========
                                                December 31,
                                     -------------------------------------
                                        2000         1999         1998
                                     -----------  -----------  -----------
Total Assets
  Total assets from segments........ $62,208,081  $53,920,354  $50,485,093
  Other assets(1)...................   4,232,050    2,835,382    1,651,609
  Elimination of intersegment
   assets(2)........................  (5,509,813)  (2,250,181)  (2,486,488)
                                     -----------  -----------  -----------
    Consolidated total assets....... $60,930,318  $54,505,555  $49,650,214
                                     ===========  ===========  ===========

--------
(1) Other net interest income, other net income (loss) and other assets include amounts incurred by or applicable to BB&T's support functions that are not allocated to the various segments.
(2) BB&T's reconciliation of total segment results to consolidated results requires the elimination of the internal management accounting practices. These adjustments include the elimination of the funds transfer pricing credits and charges and the elimination of intersegment noninterest income and noninterest expense described above. These amounts are allocated to the various segments using BB&T's internal accounting methods.


                                       54